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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-189297

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion
Preliminary Prospectus Supplement, dated November 19, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 13, 2013)

$

MYLAN INC.

$              % Senior Notes due
$              % Senior Notes due
$              % Senior Notes due
$              % Senior Notes due

We are offering $         million aggregate principal amount of        % Senior Notes due        , which we refer to in this prospectus supplement as our "         notes," $         million aggregate principal amount of        % Senior Notes due        , which we refer to in this prospectus supplement as our "         notes," $         million aggregate principal amount of        % Senior Notes due        , which we refer to in this prospectus supplement as our "         notes," and $         million aggregate principal amount of        % Senior Notes due        , which we refer to in this prospectus supplement as our "         notes." We collectively refer to these series of notes as the "notes." We will pay interest on the         notes semi-annually in arrears on            and            of each year, commencing on                  , 2014. We will pay interest on the         notes semi-annually in arrears on            and            of each year, commencing on             , 2014. We will pay interest on the         notes semi-annually in arrears on            and            of each year, commencing on            , 2014. We will pay interest on the         notes semi-annually in arrears on            and            of each year, commencing on            , 2014. The         notes will mature on November     ,        , the         notes will mature on November     ,         , the         notes will mature on November     ,        , and the         notes will mature on November     ,         .

We may redeem some or all of the         notes, the         notes or the         notes prior to their respective maturities at the redemption prices described in this prospectus supplement under the heading "Description of Notes—Optional Redemption." If we do not consummate our acquisition of Agila Specialties business of Strides Arcolab on or prior to August 25, 2014 or if an Acquisition Termination Event (as defined herein) occurs at any time prior thereto, we must redeem the           notes, the         notes and the         notes at the redemption prices described in this prospectus supplement in "Description of Notes—Special Mandatory Redemption." If a Change of Control Repurchase Event, as described in this prospectus supplement under the heading "Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event," occurs, we must offer to purchase each series of the notes from holders at 101% of their respective principal amounts, plus accrued but unpaid interest, if any, to (but not including) the date of purchase, unless we have previously redeemed the notes of such series.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The notes will not be obligations of or guaranteed by any of our subsidiaries upon issuance.

Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-11 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds (before expenses) to Mylan(1)
Per note	%	%	%
Total	$	$	$
Per note	%	%	%
Total	$	$	$
Per note	%	%	%
Total	$	$	$
Per note	%	%	%
Total	$	$	$

Combined Total	$	$	$

(1)
Plus accrued interest, if any, from November      , 2013, if settlement occurs after that date.

We expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November      , 2013.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley

Citigroup	Credit Suisse	Goldman, Sachs & Co.

The date of this prospectus supplement is November      , 2013.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering is accurate only as of their respective dates, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, preferred stock, or common stock, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" on page S-v of this prospectus supplement and "Where You Can Find More Information" on page ii of the accompanying prospectus.

        In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates the terms "Mylan," "we," "us," "our" and the "Company" refer to Mylan Inc., together with its consolidated subsidiaries, except in the "Description of the Notes" or where it is clear from the context that the terms mean only the issuer, Mylan Inc.

        Currency amounts in this prospectus supplement are stated in U.S. dollars.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking information about us is intended to be covered by the safe harbor to "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement and the accompanying prospectus or may be incorporated in this prospectus supplement or the accompanying prospectus by reference to other documents and may include statements for the period following the completion of this offering. Our representatives may also make forward-looking statements. When used in this document, or any document incorporated herein by reference, the words "anticipate," "may," "can," "could," "continue," "plan," "feel," "forecast," "believe," "estimate," "expect," "project," "potential," "intend," "likely," "will," "should," "would," "to be" and any similar expressions and any other statements that are not historical facts, in each case as they relate to us, our management or this offering, are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties, including the risks described under "Risk Factors" in this prospectus supplement and the accompanying prospectus as well as under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

        Some of these risks and uncertainties include, but are not limited to:

  •
  risks related to current economic conditions;

S-ii

  •
  risks related to the acquisitions and continuing integration of acquired businesses;

  •
  risks related to our rapid growth;

  •
  risks related to us being a global business;

  •
  risks of us not being able to commercialize new products on a timely basis;

  •
  challenges by tax regulators of our transfer pricing arrangements;

  •
  unanticipated changes in our tax provisions or exposure to additional income tax liabilities;

  •
  market acceptance of new products or of existing products in new markets;

  •
  risks related to product or market concentration;

  •
  regulatory delays and uncertainties;

  •
  new and existing legislation affecting our business, including healthcare reform legislation;

  •
  unsuccessful research and development;

  •
  use of legal, regulatory and legislative strategies by competitors;

  •
  risks related to our substantial indebtedness;

  •
  risks related to the sale of certain of our assets;

  •
  significant operating and financial restrictions imposed by our credit facilities and any additional indebtedness we incur in the future;

  •
  the availability of raw materials sourced from third parties;

  •
  market perceptions of us, our brands and the safety and quality of our products;

  •
  an interruption in production at one of our manufacturing facilities;

  •
  litigation, including product liability claims and patent litigation;

  •
  ability to attract and retain key senior management or scientific staff;

  •
  macroeconomic conditions and general industry conditions, such as the competitive environment of the generic pharmaceutical industry;

  •
  changes in political, social or economic circumstances in the markets where we operate;

  •
  labor relations;

  •
  fluctuations in interest rates or foreign currency exchange rates and other adverse financial market conditions;

  •
  changes in tax and other laws;

  •
  our ability to protect our intellectual property;

  •
  changes to reimbursement policies of private managed care organizations and other third-party payors, including government sponsored health systems;

  •
  the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains;

  •
  government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with which we do business to obtain necessary regulatory approvals;

S-iii

  •
  our ability to successfully complete the implementation of a new enterprise resource planning system without disrupting our business;

  •
  our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing and marketing new products, obtain regulatory approval and customer acceptance of those products, and continued customer acceptance of our existing products;

  •
  risks related to the performance under indemnification provisions of various agreements entered into in the normal course of business;

  •
  risks related to regulatory, economic, social and political uncertainties in India with respect to our Indian subsidiaries;

  •
  our ability to maintain adequate internal controls and, on an annual basis, to provide an assertion as to the effectiveness of our internal control over financial reporting;

  •
  inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with generally accepted accounting principles ("GAAP");

  •
  our ability to comply with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws;

  •
  illegal distribution and sale by third parties of counterfeit versions of our products or of stolen products;

  •
  risks related to various legal proceedings and certain government inquiries;

  •
  risks relating to charges to earnings resulting from acquisitions;

  •
  risks related to the consummation of our previously-announced Agila Acquisition, including but not limited to, successful resolution to the FDA warning letter issued to Agila, and, if consummated, the ownership of such business, and risks related to future acquisitions or divestitures;

  •
  risks related to the performance of our collaboration partners;

  •
  risks related to our increasing dependency on information technology, including cybersecurity and data leakage risks;

  •
  risks related to the success of our clinical trials; and

  •
  other risks detailed from time-to-time in our periodic reports filed with the SEC, our financial statements and other investor communications.

        Actual results or performance by us could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do occur, what impact they will have on our results of operations or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

S-iv

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Mylan has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that Mylan files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in accordance with the Exchange Act and applicable SEC rules):

  •
  our Annual Report on Form 10-K (excluding Items 7 and 8 and Schedule II) for the year ended December 31, 2012 filed on February 28, 2013;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed on May 2, 2013;

  •
  our Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed on August 1, 2013;

  •
  our Quarterly Report on Form 10-Q for the period ended September 30, 2013 filed on October 31, 2013;

  •
  our Current Reports on Form 8-K filed on February 12, 2013, February 27, 2013 (Item 1.01 and Item 8.01), May 28, 2013 (relating to our recast of Items 7 and 8 and Schedule II included in our Annual Report on Form 10-K for the year ended December 31, 2012), June 18, 2013, June 27, 2013 and October 31, 2013 (Item 8.01);

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed on April 12, 2013, as supplemented on May 10, 2013, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012; and

  •
  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement.

        You may request a copy of any of these filings at no cost to you by contacting us by mail or telephone using the information set forth below:

Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attention: Investor Relations
Telephone: (724) 514-1800

S-v

SUMMARY

        The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide you in connection with this offering, and the information incorporated by reference into those documents, including the risk factors described on page S-11 of this prospectus supplement and on page 2 of the accompanying prospectus and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2012. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

        Throughout our history, we have been recognized as a leader in the United States generic pharmaceutical market. Since 2007, we have transformed our company, and today we are one of the largest generic and specialty pharmaceuticals companies in the world in terms of revenue. This transformation has taken place through organic growth and external expansion. Our leadership position in the U.S. generic pharmaceutical industry is the result of our ability to obtain Abbreviated New Drug Application approvals, as well as our reliable and high quality supply chain. Through the acquisitions of Mylan Laboratories Limited (formerly known as Matrix Laboratories Limited), Merck KGaA's generics and specialty pharmaceutical business, Bioniche Pharma Holdings Limited and Pfizer Inc.'s respiratory delivery platform, we have created a horizontally and vertically integrated platform with global scale, augmented our diversified product portfolio and further expanded our range of capabilities, all of which we believe position us well for the future.

        In addition to the U.S., we have a robust worldwide commercial presence in the generic pharmaceutical market, including leadership positions in France and Australia and several other key European and Asia Pacific markets, as well as a leading branded specialty pharmaceutical business focusing on respiratory, allergy and psychiatric products.

        Currently, we market a global portfolio of more than 1,200 different products covering a vast array of therapeutic categories. We offer an extensive range of dosage forms and delivery systems, including oral solids, topicals, liquids and semi-solids. In addition, we focus on those that are difficult to formulate and manufacture and typically have longer product life cycles than traditional generic pharmaceuticals, including transdermal patches, high potency formulations, injectables, controlled-release and respiratory products. We also manufacture and supply low-cost, high-quality active pharmaceutical ingredients for our own products and pipeline, as well as for third parties.

        We also have one of the deepest pipelines and largest number of products pending regulatory approval in our history. Increasing sales volumes and continuing leverage of our vertically integrated platform provides substantial operational efficiencies and economies of scale.

        We believe that the breadth and depth of our business and platform provides certain competitive advantages over many of our competitors in major markets in which we operate, including less dependency on any single market or product, and, as a result, we are better able to successfully compete on a global basis.

Recent Developments

        Agila Specialties.    On February 27, 2013, we announced that we signed definitive agreements to acquire the Agila Specialties business ("Agila"), a developer, manufacturer and marketer of high-quality generic injectable products, from Strides Arcolab Limited ("Strides Arcolab") for approximately $1.6 billion in cash plus contingent payments of up to $250 million, subject to certain conditions and regulatory approvals (the "Agila Acquisition"). We intend to fund the Agila Acquisition from the net proceeds of this offering and borrowings under our $1.50 billion revolving credit facility (the "Revolving

Facility"). As described more fully under "Description of Notes—Special Mandatory Redemption" below, we will be required to redeem the          notes, the          notes and the          notes at a redemption price equal to 101% of the aggregate principal amount of each such series of notes, plus accrued and unpaid interest to the date of redemption, if we have not consummated the Agila Acquisition on or prior to August 25, 2014 or if an Acquisition Termination Event occurs at any time prior thereto.

        Agila, headquartered in Bangalore, India, has a broad product portfolio of more than 375 filings approved globally and marketed through a network covering 75 countries, including, as of November 2013, 82 abbreviated new drug applications ("ANDAs") approved by the U.S. Food and Drug Administration (the "FDA"). As of November 2013, Agila also had a global pipeline of approximately 320 filings pending approval, including 134 ANDAs pending FDA approval. Agila generates products at nine manufacturing facilities in India, Brazil and Poland, eight of which have been approved by the FDA. Agila's manufacturing capabilities include vials, pre-filled syringes, ampoules and lyophilization with focus on key domains such as Oncology, Penems, Penicillins, Ophthalmics and Peptides. In addition to its established presence in developed markets, Agila also has presence in high-growth emerging markets, including Brazil.

        Agila's capabilities complement and would, upon consummation of the Agila Acquisition, expand and strengthen our injectable product portfolio, our existing injectables platform of more than 500 products marketed globally, including 57 ANDAs, and our high quality sterile manufacturing facilities in Ireland and India. The global generic injectables market is expected to grow at a compound annual growth rate of 14% between 2012 and 2017, which will be driven by patent expirations. We expect that the Agila Acquisition would also allow us to gain entry into new geographic markets such as Brazil, expand our presence in markets such as India and South Africa, and expand our portfolio into additional therapeutic areas, such as oncology. We also expect that the Agila Acquisition would help to expand our manufacturing infrastructure and capabilities and accelerate our ability to pursue new product opportunities. The Agila Acquisition is subject to certain closing conditions, including certain regulatory approvals.

        The sale and purchase agreements and certain other agreements giving effect to the Agila Acquisition have been filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. See "Risk Factors—Risks Relating to the Notes—The Agila Acquisition may not be consummated, in which case the             notes, the            notes and the            notes will be subject to mandatory redemption and the            notes will remain outstanding. Even if the Aqila Acquisition is consummated, we may not be able to fully realize its benefits."

        Stock Buyback.    On October 29, 2013, our board of directors approved the repurchase of up to $500 million of our common stock either in the open market or through privately negotiated transactions. This share repurchase plan will be financed with available cash on hand, borrowings under our Revolving Credit Facility and/or the net proceeds of this offering. The timing and the amount of any purchases will be determined by us based on an evaluation of market conditions, capital allocation alternatives and other factors. The repurchase program does not require us to acquire any specific number of shares and may be modified, suspended, extended or terminated by us at any time without prior notice. See "Use of Proceeds."

Company Information

        Mylan Inc. was incorporated in Pennsylvania in 1970. Our common stock is listed on the NASDAQ Stock Market under the symbol "MYL." Our principal offices are located at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317 and the telephone number is (724) 514-1800. Our Internet address is www.mylan.com. Information on our website does not constitute a part of, and is not incorporated into, this prospectus supplement.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Mylan Inc.
Securities Offered	$ in aggregate principal amount of our % senior notes due .
$ in aggregate principal amount of our % senior notes due .
$ in aggregate principal amount of our % senior notes due .
$ in aggregate principal amount of our % senior notes due .
Maturity Date	The notes will mature on November , .
The notes will mature on November , .
The notes will mature on November , .
The notes will mature on November , .
Interest Payment Dates	notes: and , commencing on , 2014.
notes: and , commencing on , 2014.
notes: and , commencing on , 2014.
notes: and , commencing on , 2014.
Interest	The notes will bear interest at a rate of % per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The notes will bear interest at a rate of % per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The notes will bear interest at a rate of % per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The notes will bear interest at a rate of % per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future indebtedness that is not by its terms expressly subordinated to other of our indebtedness, senior in right of payment to any of our future indebtedness that is, by its terms, expressly subordinated to our senior indebtedness and effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness in addition to all indebtedness of our subsidiaries.

The notes will not be obligations of or guaranteed by any of our subsidiaries upon issuance.
Optional Redemption

We may redeem some or all of the        notes prior to maturity at a price equal to the greater of (i) 100% of the aggregate principal amount of any        notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

We may redeem some or all of the        notes prior to maturity at a price equal to the greater of (i) 100% of the aggregate principal amount of any        notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

We may redeem some or all of the        notes prior to the date that is        months prior to their maturity at a price equal to the greater of (i) 100% of the aggregate principal amount of any        notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

Additionally, on or after the date that is        months prior to their maturity date, the        notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the        notes, at a redemption price equal to 100% of the principal amount of the        notes to be redeemed plus unpaid interest on the        notes being redeemed accrued to the redemption date.

We may redeem some or all of the        notes prior to the date that is        months prior to their maturity at a price equal to the greater of (i) 100% of the aggregate principal amount of any        notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

Additionally, on or after the date that is        months prior to their maturity date, the        notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the        notes, at a redemption price equal to 100% of the principal amount of the        notes to be redeemed plus unpaid interest on the        notes being redeemed accrued to the redemption date.

See "Description of Notes—Optional Redemption."
Special Mandatory Redemption

We will be required to redeem the         notes, the         notes and the         notes at a redemption price equal to 101% of the aggregate principal amount of each such series of notes, plus accrued and unpaid interest, if any, to (but not including) the Special Mandatory Redemption Date (as defined below) if (i) we have not consummated the Agila Acquisition on or prior to August 25, 2014 or (ii) or if an Acquisition Termination Event occurs at any time prior thereto. See "Description of Notes—Special Mandatory Redemption."

The Special Mandatory Redemption Provision will not apply to the         notes. Therefore, the         notes will remain outstanding even if the Agila Acquisition is not consummated on or before August 25, 2014 and the other series of notes offered hereby are redeemed pursuant to the Special Mandatory Redemption Provision.

Change of Control

If we experience certain Change of Control Repurchase Events (as defined herein) with respect to a series of notes, we must offer to purchase all notes of such series at a purchase price in cash in an amount equal to 101% of the principal amount of such notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase. See "Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event."

Certain Covenants	The notes will be issued under an indenture containing covenants that, among other things, restrict our ability and the ability of certain of our subsidiaries to:
• enter into sale and leaseback transactions;
• create liens;

•

with respect to such subsidiaries only, guaranty certain of our outstanding obligations without also guaranteeing our obligations under the notes, fully and unconditionally and on a senior basis; and

• consolidate, merge or sell substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. See "Description of Notes—Certain Covenants" and "Description of Notes—Consolidation, Merger and Sale of Assets."

Absence of an Established Market for the Notes

The notes constitute new issuances of securities with no established trading markets. The notes will not be listed on any securities exchange or on any automated dealer quotation system. Although the underwriters have informed us that they intend to make a market in the notes of each series, they are not obligated to do so, and may discontinue any such market making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes of any series will develop or be maintained.

Form and Denominations

The notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company.

Use of Proceeds

The net proceeds from this offering are estimated to be approximately $         billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Agila Acquisition and for general corporate purposes, including, but not limited to, repayment of short-term borrowings which may include repayment of borrowings under the Revolving Facility and under our accounts receivable securitization facility, and funding a previously announced buyback of our common stock of up to $500 million. Please see the section of the preliminary prospectus supplement entitled "Summary—Recent Developments—Agila Specialties" for a description of Agila and the terms of the Agila Acquisition.

If we do not consummate the Agila Acquisition on or prior to August 25, 2014 or if an Acquisition Termination Event occurs at any time prior thereto, we must redeem the         notes, the         notes and the         notes at a redemption price equal to 101% of the aggregate principal amount of the notes of such series, plus accrued and unpaid interest to (but not including) the Special Mandatory Redemption Date. See the section of the preliminary prospectus supplement entitled "Description of the Notes—Special Mandatory Redemption." In that instance, the         notes will remain outstanding. We estimate that the aggregate net proceeds attributable to the offering of such         notes would be approximately $       million, after deducting the underwriting discounts payable on such series and total offering expenses on all series of notes offered hereby that are payable by us. If we do not consummate the Agila Acquisition, we intend to use the net proceeds of the         notes offering for general corporate purposes, including repayment of short-term borrowings which may include repayment of borrowings under the Revolving Facility and our accounts receivable securitization facility, and funding a previously announced buyback of our common stock of up to $500 million. See "Use of Proceeds."

Affiliates of each of the underwriters are lenders under our Revolving Facility and, accordingly, they may receive a portion of the net proceeds from this offering through the repayment of borrowings under that facility. See "Underwriting (Conflicts of Interest)—Affiliations."

Risk Factors

You should carefully consider the information set forth in the section, of this prospectus supplement entitled "Risk Factors," the section of the prospectus entitled "Risk Factors" and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering before deciding whether to invest in the notes.

Summary Historical Financial Data

        Our summary historical consolidated financial information as of and for the calendar years ended December 31, 2010, 2011 and 2012 has been derived from our audited consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement. Our summary historical unaudited condensed consolidated financial information as of and for the nine months ended September 30, 2012 and 2013 has been derived from our unaudited condensed consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. The results for any interim period are not necessarily indicative of results that may be expected for a full year. You should read the data below in conjunction with our full financial statements referred to above, which are incorporated herein by reference. The summary historical financial information for the twelve months ended September 30, 2013 has been prepared by combining the information for the year ended December 31, 2012 with the information for the nine months ended September 30, 2013 and subtracting the information for the nine months ended September 30, 2012.

				Nine months ended September 30,		Twelve months ended September 30, 2013
	Year ended December 31,
(in millions)	2010	2011	2012	2012	2013
Statement of operations:
Total revenues	$5,450.5	$6,129.8	$6,796.1	$5,073.3	$5,100.6	$6,823.4
Cost of sales	3,233.1	3,566.5	3,887.8	2,907.3	2,856.2	3,836.7

Gross profit	2,217.4	2,563.4	2,908.3	2,166.0	2,244.4	2,986.7
Operating Expenses:
Research and development	282.1	294.7	401.3	283.6	351.9	469.6
Selling, general and administrative	1,086.6	1,214.6	1,400.7	1,037.8	1,031.6	1,394.5
Litigation settlements, net	127.1	48.6	(3.1)	(2.1)	(1.4)	(2.4)

Earnings from operations	721.6	1,005.4	1,109.3	846.7	862.3	1,124.9
Interest expense	331.5	335.9	308.7	234.1	233.7	308.3
Other (expense) income, net	(34.2)	(14.9)	3.4	0.6	(74.4)	(71.6)

Earnings before income taxes and noncontrolling interest	355.9	654.6	804.1	613.2	554.1	745.0
Income tax provision	10.4	115.8	161.1	132.4	108.6	137.3
Net earnings attributable to the noncontrolling interest	(0.4)	(2.0)	(2.1)	(1.8)	(2.1)	(2.4)

Net earnings attributable to Mylan Inc. before preferred dividends	345.1	536.8	640.9	478.9	443.5	605.5
Preferred dividends	121.5	—	—	—	—	—

Net earnings attributable to Mylan Inc. common shareholders	$223.6	$536.8	$640.9	$478.9	$443.5	$605.5

	December 31,			September 30,
(in millions)	2010	2011	2012	2012	2013
Selected balance sheet data:
Cash and marketable securities	$691.1	$405.7	$383.8	$366.0	$405.1
Property, plant and equipment, net	1,209.3	1,298.0	1,397.2	1,335,8	1,459.0
Intangible assets, net	2,501.2	2,630.7	2,224.5	2,392.1	1,922.6
Goodwill	3,599.3	3,517.9	3,515.7	3,531.1	3,428.0
Total assets	11,536.8	11,598.1	11,931.9	11,706.4	12,901.6
Short-term borrowings	162.5	128.1	299.0	416.7	522.6
Long-term debt, including current portion of long-term debt	5,268.2	5,168.2	5,431.9	4,941.8	5,779.4
Total equity	3,615.4	3,504.8	3,355.8	3,624.2	3,232.7

				Nine months ended September 30,		As of or for the twelve months ended September 30, 2013
	Year ended December 31,
(in millions)	2010	2011	2012	2012	2013
Other financial data:
Adjusted EBITDA(1)	$1,399.1	$1,677.0	$1,892.0	$1,427.8	$1,438.5	$1,902.7
Notional debt(2)						$5,256.7
Ratio of notional debt to Adjusted EBITDA(1)(2)						2.8x

(1)
We present EBITDA and Adjusted EBITDA as supplemental measures of our operating performance. EBITDA is defined as net income (excluding the non-controlling interest and income from equity method investees) before preferred dividends plus income taxes, interest expense and depreciation and amortization. Adjusted EBITDA excludes non-cash stock-based compensation expense, litigation settlements, net and restructuring and other special items. Set forth below these footnotes is a reconciliation of GAAP net earnings attributable to Mylan Inc. before preferred dividends to Adjusted EBITDA for the periods indicated.

(2)
For purposes of calculating the amount of notional debt and the ratio of notional debt to Adjusted EBITDA, our Cash Convertible Notes, 2016 Senior Notes, 2018—2.6% Senior Notes, 2018—6.0% Senior Notes, 2020 Senior Notes and 2023 Senior Notes (as defined below) are included at their face amounts of $574 million, $500 million, $650 million, $800 million, $1.00 billion and $750 million, respectively. Included in notional debt are short-term borrowings of $522.6 million.

				Nine months ended September 30,		Twelve months ended September 30, 2013
	Year ended December 31,
(in millions)	2010	2011	2012	2012	2013
GAAP net earnings attributable to Mylan Inc. before preferred dividends	$345.1	$536.8	$640.9	$478.9	$443.5	$605.5
Add:
Net contribution attributable to the noncontrolling interest and equity method investees	0.5	2.0	18.9	14.1	15.2	20.0
Income tax provision	10.4	115.8	161.1	132.4	108.6	137.3
Interest expense	331.5	335.9	308.7	234.1	233.7	308.3
Depreciation and amortization	435.2	510.6	546.6	417.8	373.9	502.7

EBITDA	$1,122.7	$1,501.1	$1,676.2	$1,277.3	$1,174.9	$1,573.8
Add/(Deduct) Adjustments:
Stock-based compensation expense	31.4	42.4	42.6	32.1	36.0	46.5
Litigation settlements, net	127.1	48.6	(3.1)	(2.1)	3.3	2.3
Restructuring and other special items	117.9	84.9	176.3	120.5	224.3	280.1

Adjusted EBITDA	$1,399.1	$1,677.0	$1,892.0	$1,427.8	$1,438.5	$1,902.7

        We believe that including EBITDA and supplemental adjustments applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors and other readers to demonstrate our ability to comply with financial debt covenants (which are calculated using a measure similar to Adjusted EBITDA) and assess our ability to incur additional indebtedness. Whenever we use such a non-GAAP measure, we will provide a recalculation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

RISK FACTORS

        Before purchasing the notes, you should consider carefully the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the accompanying prospectus, and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein. Each of the risks described in our Annual Report on Form 10-K and in the accompanying prospectus and below could result in a decrease in the values of the notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the notes. The information contained, and incorporated by reference, in this prospectus supplement and in the accompanying prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the "Cautionary Language Regarding Forward-Looking Statements" section in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Notes

If we do not consummate the Agila Acquisition on or prior to a certain date, or if we abandon the Agila Acquisition prior to such date, we will be required to redeem the         notes, the        notes and the        notes, and, as a result, you may not obtain your expected return on the notes.

        We may not be able to consummate the Agila Acquisition within the timeframe specified under "Description of the Notes—Special Mandatory Redemption." Our ability to consummate the Agila Acquisition is subject to various closing conditions, including certain regulatory approvals. Some of these closing conditions are beyond our control and we may not be able to complete the Agila Acquisition. If we do not consummate the Agila Acquisition on or prior to August 25, 2014 or if an Acquisition Termination Event occurs at any time prior thereto, we will be required to redeem the        notes, the        notes and the          notes at a redemption price equal to 101% of the aggregate principal amount of each such series of notes, plus accrued and unpaid interest from the date of initial issuance to but excluding the Special Mandatory Redemption Date.

        The proceeds of this offering will not be deposited into an escrow account pending any special mandatory redemption of the applicable series of notes and there is no security interest provided for the benefit of such holders of the notes. It is possible that we will not have sufficient financial resources available to satisfy our obligation, if any, to redeem the         notes, the        notes and the        notes upon a special mandatory redemption event. This could be the case, for example, if we or any of our subsidiaries commence a bankruptcy or reorganization case, or such a case is commenced against us or one of our subsidiaries before the date, if any, on which we would be required to redeem such notes pursuant to the Special Mandatory Redemption Provision.

        In addition, even if we are able to redeem the        notes, the        notes and the        notes pursuant to the Special Mandatory Redemption Provision, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of the offering of the notes. You will have no rights under the Special Mandatory Redemption Provision applicable to the        notes, the         notes and the        notes as long as we consummate the Agila Acquisition on or prior to August 25, 2014, nor will you have any right to require us to repurchase such notes if, between the closing of the notes offering and the consummation of the Agila Acquisition, we experience any changes in our business or financial condition (other than a Change of Control Repurchase Event, as defined below), or if the terms of the Agila Acquisition or the financing thereof change.

The Agila Acquisition may not be consummated, in which case the        notes, the        notes and the        notes will be subject to mandatory redemption and the        notes will remain outstanding. Even if the Agila Acquisition is consummated, we may not be able to fully realize its anticipated benefits.

        The completion of the Agila Acquisition is subject to the satisfaction of number of conditions, including certain regulatory approvals. If the conditions to the Agila Acquisition are not satisfied or waived, we will not be able to complete the Agila Acquisition, in which case the        notes, the        notes and the         notes will be subject to mandatory redemption and the        notes will remain outstanding. If the Agila Acquisition is not consummated, holders of the        notes will remain noteholders in our company, but we will not own Agila and we will not have achieved any of the expected benefits of Agila Acquisition discussed in this prospectus supplement. If the Agila Acquisition is not consummated, we will also have been required to redeem the outstanding aggregate principal amount of the        notes, the        notes and the        notes at a premium and will have incurred other transaction costs related thereto.

        Even if such conditions are satisfied or waived, and such approvals are obtained, and we complete the Agila Acquisition, additional uncertainties exist with respect to the Agila Acquisition, including integration risks and costs and uncertainties associated with the operation of acquired businesses. The Agila Acquisition involves the integration of Agila with our existing businesses. We will be required to devote significant management attention and resources to integrating Agila. We may also experience difficulties in combining corporate cultures. Delays or unexpected difficulties in the integration process could adversely affect our business, financial results and financial condition. Even if we are able to integrate Agila's operations successfully into our business, this integration may not result in the realization of the full benefits of synergies, cost savings and operational efficiencies that we expect to realize and these benefits may not be achieved within a reasonable period of time.

        On September 9, 2013, the FDA issued a warning letter to Strides Arcolab for its Agila Sterile Manufacturing Facility 2 in Bangalore, India. This facility is one of Agila's eight FDA-approved sterile manufacturing facilities. Based on our discussions with Agila and review of the letter, we believe that Agila and Mylan will be able to work closely with the FDA to fully address the observations in the FDA's letter. We continue to expect that the Agila Acquisition will close in the fourth quarter of 2013. However, no assurances can be provided that the resolution of the issues identified in the FDA's letter will not have a material adverse effect on Agila's or, following the Agila Acquisition, our global injectables business.

The limited covenants in the indenture governing the notes and the terms of the notes will not provide protection against significant events that could adversely impact your investment in the notes.

        The indenture governing the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

  •
  restrict our ability to repurchase or prepay our other securities; or

  •
  restrict our or our subsidiaries' ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the definition of "Change of Control Repurchase Event" in the indenture governing the notes will contain only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes. The indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes, and to engage in sale-leaseback arrangements, subject to certain limits. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes will be unsecured and will be effectively subordinated to our secured indebtedness.

        Our obligations under the notes will not be secured by any of our or our subsidiaries' assets. In addition, the indenture governing the notes permits us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, the notes will be effectively subordinated to all of our and our subsidiaries' secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. If we were to become insolvent or otherwise fail to make payments on the notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You may, therefore, not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes.

The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries.

        The notes will be structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries and holders of the notes will not have any claim as a creditor against any subsidiary. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. In addition, the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness.

The indenture governing the notes will contain covenants that impose restrictions on us and certain of our subsidiaries, which may adversely affect the conduct of our current business.

        The indenture governing the notes will contain numerous covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. The covenants in the indenture governing the notes will place restrictions, among other things, on our ability and the ability of certain of our subsidiaries to create liens, enter into sale-leaseback transactions and consolidate, merge or sell substantially all of our assets. A failure by us or our subsidiaries to comply with the covenants in the indenture could result in an event of default under such indebtedness, which could adversely affect our ability to respond to changes in our business and manage our operations.

An event of default under our outstanding indebtedness could materially and adversely affect our results of operations and our financial condition and may cause an event of default to occur under the indenture governing the notes offered hereby.

        Upon the occurrence of an event of default under any of the agreements governing our outstanding indebtedness, the applicable lenders or noteholders could elect to declare all amounts outstanding thereunder to be due and payable immediately and exercise other remedies as set forth in the applicable agreements. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if the obligations thereunder are accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. Any event of default or declaration of acceleration under one debt instrument could also result in an event of default under additional outstanding debt instruments. In addition, upon such an event of default or acceleration, an event of default would occur under the indenture governing the notes being offered hereby if the principal amount of such indebtedness were in excess of $100.0 million and such default were not cured or acceleration rescinded within 20 days. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay all such indebtedness in full, which could have a material adverse effect on our ability to continue to operate as a going concern.

We may be unable to repay the notes at maturity.

        At maturity, the entire outstanding principal amount of each series of notes, together with accrued and unpaid interest thereon, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If any of the maturity dates occur at a time when other arrangements prohibit us from repaying the applicable series of notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay such series of notes.

A financial failure by us may hinder the receipt of payment on the notes.

        An investment in the notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the notes and in the exercise of enforcement of remedies under the notes. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys' fees and forced restructuring of the notes.

Under certain circumstances, a court could cancel the notes under fraudulent conveyance laws.

        Our issuance of the notes may be subject to further review under federal or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might avoid (that is, cancel) our obligations under the notes. The court might do so if it found that, when the notes were issued, (i) we received less than reasonably equivalent value or fair consideration and (ii) we either (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the notes, without regard to factors (i) and (ii), if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors.

        In addition, a court could avoid any payment by us pursuant to the notes, and require the return of any payment or the return of any realized value to us or to a fund for the benefit of our creditors. In addition, under the circumstances described above, a court could subordinate rather than avoid obligations under the notes.

        The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

        If a court avoided our obligations under the notes, you would cease to be our creditor and would likely have no source from which to recover amounts due under the notes.

We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the notes.

        We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Our subsidiaries will conduct substantially all of the operations necessary to fund payments on the notes and our other indebtedness. Our ability to make payments on the notes and our other indebtedness will depend on our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries' ability to make payments to us will depend on:

  •
  their earnings;

  •
  covenants contained in our debt agreements (including the indentures governing our outstanding notes, the indentures governing our cash convertible notes and our credit agreement) and the debt agreements of our subsidiaries;

  •
  covenants contained in other agreements to which we or our subsidiaries are or may become subject;

  •
  business and tax considerations; and

  •
  applicable law, including state laws regulating the payment of dividends and distributions.

        We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the notes and our other indebtedness when due.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market values of the notes.

        The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading values of, the notes. A rating is not a recommendation to purchase, hold or sell our debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of our debt securities is based primarily on the rating organization's assessment of the likelihood of timely payment of interest when due on our debt securities and the ultimate payment of principal of our debt securities on the final maturity date. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. On November 13, 2013, Standard & Poor's Ratings Services announced that it intends to publish revised criteria for determining issuer credit ratings on corporate and industrial companies and utilities during the week of November 18, 2013. Certain issuer credit ratings (including the Company's credit ratings) may be affected by the new criteria, which could cause a rating change that may result in a downgrade. Any ratings downgrade could decrease the value of the notes, increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of our debt securities will not, in and of itself, constitute an event of default under the indenture governing the notes.

We may issue additional notes.

        Under the terms of the indenture governing the notes, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

        Upon the occurrence of a "Change of Control Repurchase Event" (as defined under "Description of Notes"), we will be required to offer to repurchase each series of the notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the notes. Our failure to repay holders tendering notes upon certain specific kinds of a Change of Control Repurchase Event would result in an event of default under the indenture governing the notes. In addition, the occurrence of a change of control would also constitute a default under our credit agreement. A default under our credit agreement would result in a default under our accounts receivable securitization facility and the indenture governing the notes, in addition to a default under the indentures governing our cash convertible notes and senior notes, if the lenders accelerate the indebtedness outstanding under our credit agreement. If a Change of Control Repurchase Event were to occur, we cannot assure you that we would have sufficient funds to repay any securities which we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See "Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event." Our failure to repurchase any notes submitted in a change of control offer could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default under such indebtedness.

Holders of notes may not be able to determine when a Change of Control Repurchase Event giving rise to their right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A Change of Control Repurchase Event will require us to make an offer to repurchase all outstanding notes. A Change of Control Repurchase Event is comprised of a Change of Control and a Below Investment Grade Rating Event (each, as defined under "Description of Notes"). The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease or transfer of less than all our assets to another individual, group or entity may be uncertain.

The market prices of the notes may be volatile, which could affect the value of your investment.

        It is impossible to predict whether the prices of the notes will rise or fall. Trading prices of the notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including investors' expectations of changes in interest rates, will also have an impact. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Active trading markets may not develop for the notes.

        Prior to this offering, there were no existing trading markets for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes of each series after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes on any securities exchange. The liquidity of any market for the notes will depend on a number of factors, including the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in those notes, and prevailing interest rates. We cannot assure you that active markets for the notes will develop or, if they do develop, that they will continue.

USE OF PROCEEDS

        We estimate that the aggregate net proceeds from the offering of the notes will be approximately $             billion, after deducting the underwriting discounts and offering expenses payable by us. We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Agila Acquisition and for general corporate purposes, including, but not limited to, repayment of short-term borrowings which may include repayment of borrowings under the Revolving Facility and our accounts receivable securitization facility, and funding a previously announced buyback of our common stock of up to $500 million. The borrowings under the Revolving Facility and our accounts receivable securitization facility were used for general corporate purposes. As of November 18, 2013, we had $640 million outstanding under the Revolving Facility and $377 million outstanding under the Accounts Receivable Securitization Facility. The interest rate on the Revolving Facility as of September 30, 2013 was 1.48%. The effective interest rate on our accounts receivable securitization facility as of September 30, 2013 was 0.95%. Please see the sections entitled "Summary—Recent Developments—Agila Specialties" for a description of Agila and the terms of the Agila Acquisition and "Capitalization" for outstanding balances under our Revolving Facility and our accounts receivable securitization facility as of September 30, 2013.

        If we do not consummate the Agila Acquisition on or prior to August 25, 2014 or if an Acquisition Termination Event occurs at any time prior thereto, we must redeem the           notes, the          notes and the          notes at a redemption price equal to 101% of the aggregate principal amount of each such series of notes, plus accrued and unpaid interest to (but not including) the Special Mandatory Redemption Date. See "Description of the Notes—Special Mandatory Redemption." In that instance, the         notes will remain outstanding. We estimate that the aggregate net proceeds attributable to the offering of such         notes would be approximately $       million, after deducting the underwriting discounts payable on such series and total offering expenses on all series of notes offered hereby that are payable by us. If we do not consummate the Agila Acquisition, we intend to use the net proceeds of the         notes offering for general corporate purposes, including repayment of short-term borrowings which may include repayment of borrowings under the Revolving Facility and our accounts receivable securitization facility, and funding a previously announced buyback of our common stock of up to $500 million.

        Affiliates of each of the underwriters are lenders under our Revolving Facility and, accordingly, they may receive a portion of the net proceeds from this offering through the repayment of borrowings under that facility. See "Underwriting (Conflicts of Interest)—Affiliations."

CAPITALIZATION

        The following table sets forth our cash and marketable securities and our capitalization as of September 30, 2013 on an actual basis and on an as adjusted basis to give effect to the offering of $             million aggregate principal amount of the        notes, $             million aggregate principal amount of        notes, $             million aggregate principal amount of the        notes and $             million aggregate principal amount of the         notes, for estimated aggregate net proceeds (after expenses) of $             billion.

        This table should be read in conjunction with "Summary—Summary Historical Financial Data" included herein as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2013
	Actual	As Adjusted
	(in millions)
Cash and marketable securities(1)	$405

Indebtedness (including short-term):
Existing Senior Credit Facilities:
Revolving Facility(2)	$460		$460
Existing 1.800% Senior Notes due 2016(3)	499		499
Existing 2.600% Senior Notes due 2018(4)	649		649
Existing 6.0% Senior Notes due 2018(5)	814		814
Existing 7.875% Senior Notes due 2020(6)	1,012		1,012
Existing 3.125% Senior Notes due 2023(7)	749		749
% Senior Notes due offered hereby	—
% Senior Notes due offered hereby	—
% Senior Notes due offered hereby	—
% Senior Notes due offered hereby	—
Existing Cash Convertible Notes(8)	1,597		1,597
Existing Accounts Receivable Securitization Facility(9)	337		337
Other short-term borrowings(10)	186		186

Total indebtedness	$6,303	$
Total shareholders' equity	3,233		3,233

Total capitalization	$9,536	$

(1)
Includes $40.2 million of marketable securities. Cash and marketable securities, as adjusted, reflects the application of the net proceeds of the offering and the payment of the underwriters' discounts and $             million in estimated offering fees and expenses.

(2)
The Revolving Facility is a U.S. dollar $1.50 billion revolving credit facility under the Senior Credit Facilities. At September 30, 2013, $460.0 million of borrowings were outstanding and $12.7 million of letters of credit had been issued under the Revolving Facility.

(3)
At September 30, 2013, the $498.8 million of debt is $500.0 million face amount, net of a $0.3 million discount, and includes a fair value adjustment of $0.8 million associated with interest rate swaps that convert $500 million of the 2016 Senior Notes to a variable rate.

(4)
At September 30, 2013, the $648.7 millon of debt is $650.0 million face amount, net of a $1.3 million discount.

(5)
At September 30, 2013, the $813.7 million of debt is $800.0 million face amount, net of a $8.6 million discount, and includes a fair value adjustment of $22.3 million associated with interest rate swaps that convert $500.0 million of the 2018 6.0% Senior Notes to a variable rate.

(6)
At September 30, 2013, the $1.01 billion of debt is $1.00 billion face amount, plus a $12.4 million premium.

(7)
At September 30, 2013, the $748.6 million of debt is $750 million face amount, net of a $1.4 million discount.

(8)
3.75% Cash Convertible Notes due 2015. At September 30, 2013, the $1.60 billion consists of $518.3 million of debt ($574.0 million face amount, net of $55.7 million discount) and the bifurcated conversion feature with a fair value of $1.08 billion.

(9)
Consisting of $337.0 million of borrowings under our accounts receivable securitization facility, the effective interest rate on which was approximately 0.95% at September 30, 2013.

(10)
Consisting of $185.6 million of short-term borrowings of Mylan Laboratories Limited ("MLL"), representing working capital facilities with several banks, which are secured first by MLL's current assets and second by MLL's property, plant and equipment and had a weighted average interest rate of 4.8% at September 30, 2013.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year ended December 31,			Nine months ended September 30,
2010	2011	2012	2012	2013
2.04	2.88	3.55	3.56	3.33

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes and before adjustment for losses or earnings from equity investments plus fixed charges and dividends received from equity investments. Fixed charges consist of interest charges (whether expensed or capitalized), amortization of debt expense and that portion of rental expense we believe to be representative of interest (which we estimate to be approximately 33%).

        Please see the section entitled "Ratio of Earnings to Fixed Charges and Preferred Stock Dividends" on page 2 of the accompanying prospectus for our ratios of earnings to fixed charges for the years ended December 31, 2008 and 2009.

DESCRIPTION OF NOTES

        The following description is a summary of the terms of the notes being offered by this prospectus supplement, and supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the notes and the indenture under which the notes will be issued, but do not purport to be complete. The descriptions are qualified in their entirety by reference to the indenture and a supplemental indenture, each to be dated as of November     , 2013, between us and The Bank of New York Mellon, as trustee. A copy of the indenture, as supplemented, has been filed with the Securities and Exchange Commission as an exhibit to the registration statement relating to this prospectus supplement and the accompanying prospectus, and you should refer to the indenture, as supplemented, for provisions that may be important to you.

General

        You can find the definitions of certain terms used in this description under the caption "—Certain Definitions." Defined terms used in this description but not defined below under the caption "—Certain Definitions" or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the "Company" refers only to Mylan Inc.

        The senior notes due        (the "        notes"), the senior notes due        (the "        notes") , the senior notes due        (the "        notes") and the senior notes due        (the "        notes" and, together with the        notes, the        notes and the         notes, the "notes") will be issued under the indenture among the Company and The Bank of New York Mellon, as trustee (the "Trustee"), to be amended and supplemented by a supplemental indenture to be entered into between us and the Trustee (as so amended and supplemented, the "indenture"). The indenture has been qualified as an indenture under the Trust Indenture Act. The terms of the indenture are those provided in the indenture and those made a part of the indenture by the Trust Indenture Act. The notes will constitute debt securities under the indenture as described in the accompanying prospectus. In addition to the notes, we may issue, from time to time, other series of debt securities under the indenture. Such other series will be separate from and independent of the notes. Each of the        notes, the        notes, the        notes and the        notes are hereinafter sometimes referred to as a "series" of notes.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it contains additional information that may be of importance to you. A copy of the indenture is available upon request to the Company at the address indicated under the section entitled "Incorporation by Reference." The indenture contains provisions that define your rights under the applicable series of notes. In addition, the indenture governs the obligations of the Company under the notes.

        The        notes will initially be issued in an aggregate principal amount of $       million. The        notes will initially be issued in an aggregate principal amount of $       million. The        notes will initially be issued in an aggregate principal amount of $       million. The        notes will initially be issued in an aggregate principal amount of $       million.

        For each series of notes, the Company may issue additional notes of that series in an unlimited aggregate principal amount at any time and from time to time under the same indenture. These additional notes of any series will have substantially the same terms as the notes of such series offered hereby in all respects so that the additional notes of such series may be consolidated and form a single series with the other outstanding notes of such series and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        The Company will issue the notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent or registrar without notice to holders of the notes, and the Company may act as paying agent or registrar.

        The notes will not be subject to a sinking fund provision.

Principal, Maturity and Interest

        The        notes will mature on                    ,        .

        The        notes will mature on                    ,        .

        The        notes will mature on                    ,        .

        The        notes will mature on                    ,        .

        Interest on the        notes will accrue at a rate of      % per annum and will be payable semi-annually in arrears on      and      , commencing on                         , 2014. The Company will pay interest to those persons who were holders of record on the      and      , as the case may be, immediately preceding each interest payment date.

        Interest on the        notes will accrue at a rate of      % per annum and will be payable semi-annually in arrears on      and      , commencing on                     , 2014. The Company will pay interest to those persons who were holders of record on      and      , as the case may be, immediately preceding each interest payment date.

        Interest on the        notes will accrue at a rate of      % per annum and will be payable semi-annually in arrears on      and      , commencing on                     , 2014. The Company will pay interest to those persons who were holders of record on      and      , as the case may be, immediately preceding each interest payment date.

        Interest on the        notes will accrue at a rate of      % per annum and will be payable semi-annually in arrears on      and      , commencing on                     , 2014. The Company will pay interest to those persons who were holders of record on the      and      , as the case may be, immediately preceding each interest payment date.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        Payments on the notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Ranking

        The notes of each series will be general unsecured obligations of the Company and will:

  •
  rank pari passu in right of payment with all other Indebtedness of the Company that is not by its terms expressly subordinated to other Indebtedness of the Company;

  •
  rank senior in right of payment to any future Indebtedness of the Company that is, by its terms, expressly subordinated to the senior Indebtedness of the Company;

  •
  be structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company's subsidiaries; and

  •
  be effectively junior to all secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness.

        As of September 30, 2013, after giving effect to this offering and the use of proceeds therefrom, the Company and its Subsidiaries would have had $             billion of Indebtedness outstanding.

Future Guarantors

        The notes will not upon issuance be guaranteed by any of our Subsidiaries. If any future Subsidiary of the Company becomes a guarantor or obligor in respect of any Triggering Indebtedness, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company's Indenture Obligations, fully and unconditionally and on a senior basis.

        Any future Guarantee of the Company's Indenture Obligations by a Subsidiary will be released:

  •
  upon a sale or disposition of such Subsidiary in a transaction that complies with the indenture such that such Subsidiary ceases to be a Subsidiary;

  •
  if we exercise our Legal Defeasance option or Covenant Defeasance option as described below under the caption "—Defeasance" or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

  •
  upon the release of such Subsidiary's Guarantee under all applicable Triggering Indebtedness.

Special Mandatory Redemption

        We intend to use the net proceeds from the sale of the notes, together with borrowings under our Revolving Credit Facility (as defined below), to finance the Agila Acquisition, including the payment of related fees and expenses, to fund a previously announced stock buyback of up to $500 million and for general corporate purposes, as described under the headings "Summary—Recent Developments—Agila Specialties" and "Use of Proceeds." The closing of this offering will occur prior to the consummation of the Agila Acquisition.

        The Agila Acquisition is subject to various closing conditions, including certain regulatory approvals. In the event that we do not complete the Agila Acquisition on or prior to August 25, 2014 or if an Acquisition Termination Event (as defined below) occurs at any time prior thereto, we will redeem all the        notes, the        notes and the         notes on the special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of each such series of notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date (subject to the right of holders of record on the relevant record date prior to said redemption to receive interest due on the relevant interest payment date). The "special mandatory redemption date" means the date specified by us in the notice to holders described below that is between the tenth business day and the twentieth business day following the earlier to occur of (i) August 25, 2014 (if the Agila Acquisition has not closed by such date) or (ii) the occurrence of an Acquisition Termination Event.

        We will cause the notice of special mandatory redemption to be distributed, with a copy to the Trustee, within five business days after the occurrence of the event triggering such redemption to each holder of record of the applicable series of notes. If funds sufficient to pay the special mandatory redemption price of any series of notes to be redeemed on the special mandatory redemption date are deposited with the Trustee on or before such special mandatory redemption date, plus accrued and unpaid interest, if any, to the special mandatory redemption date, such notes will cease to bear interest. The provisions relating to special mandatory redemption described in this paragraph may not be waived or modified for any series of notes subject to special mandatory redemption without the written consent of holders of at least 90% in principal amount of that series of notes outstanding.

        The proceeds of this offering will not be deposited into an escrow account pending any special mandatory redemption of the applicable series of notes. Our ability to pay the redemption price to holders of such notes following a special mandatory redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of such notes.

        The Special Mandatory Redemption Provision will not apply to the         notes. Therefore, the         notes will remain outstanding even if the Agila Acquisition is not consummated on or before August 25, 2014 and the other series of notes offered hereby are redeemed pursuant to the Special Mandatory Redemption Provision.

Optional Redemption

Optional Redemption for the        Notes

        At any time and from time to time prior to their maturity date, we may redeem some or all of the        notes, upon not less than 30 nor more than 60 days' prior notice, at a price equal to the greater of:

  •
  100% of the aggregate principal amount of any        notes being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

        We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected        notes as of the close of business on the applicable regular record date.

Optional Redemption for the        Notes

        At any time and from time to time prior to their maturity date, we may redeem some or all of the        notes, upon not less than 30 nor more than 60 days' prior notice, at a price equal to the greater of:

  •
  100% of the aggregate principal amount of any        notes being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

        We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected        notes as of the close of business on the applicable regular record date.

Optional Redemption for the        Notes

        At any time and from time to time prior to the date that is        months prior to their maturity date, we may redeem some or all of the        notes, upon not less than 30 nor more than 60 days' prior notice, at a price equal to the greater of:

  •
  100% of the aggregate principal amount of any        notes being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points with respect to any        notes,

    plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

        On or after the date that is        months prior to their maturity date, the        notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the        notes, at a redemption price equal to 100% of the principal amount of the        notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

        We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected        notes as of the close of business on the applicable regular record date.

Optional Redemption for the        Notes

        At any time and from time to time prior to the date that is        months prior to their maturity, we may redeem some or all of the        notes, upon not less than 30 nor more than 60 days' prior notice, at a price equal to the greater of:

  •
  100% of the aggregate principal amount of any        notes being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the        notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points with respect to any        notes, plus, in each case, unpaid interest on the        notes being redeemed accrued to the redemption date.

        On or after the date that is        months prior to their maturity date, the        notes will be redeemable in whole at any time or in part, from time to time, at our option, upon at least 15 days but no more than 60 days prior written notice mailed to the registered holders of the        notes, at a redemption price equal to 100% of the principal amount of the        notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

        We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the affected        notes as of the close of business on the applicable regular record date.

General Notes Optional Redemption Terms

        The term "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

        The term "Comparable Treasury Price" means, with respect to any redemption date:

  •
  the average of the Reference Treasury Dealer Quotations provided to the Trustee from three Reference Treasury Dealers selected by the Company for the redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  •
  if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations for the redemption date so obtained.

        The term "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        The term "Reference Treasury Dealer" means (A) each of the joint book-running managers for this notes offering (or their affiliates and their respective successors), provided, that if any of these Reference Treasury Dealers resigns or shall cease to be a primary United States government securities dealer, then we will substitute another primary United States government securities dealer and (B) any other primary United States government securities dealer selected by the Company.

        The term "Reference Treasury Dealer Quotations" means, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at approximately 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        The term "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection and Notice of Redemption

        If the Company redeems less than all of the notes of any series at any time, the Trustee will select notes of such series by lot on a pro rata basis (or, in the case of notes issued in global form as described below under the caption "Book-Entry, Delivery and Form," based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        The Company will redeem notes of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The Company may provide in the notice that payment of the redemption price and performance of the Company's obligations with respect to the redemption or purchase may be performed by another person. Any notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the redemption price on such date, interest ceases to accrue on the notes or portions thereof called for such redemption.

Purchase of Notes Upon a Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs with respect to a series of notes, each holder of notes of such series will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such holder's notes of such series pursuant to a Change of Control offer (a "Change of Control Offer") on the terms set forth in the indenture, except that the Company shall not be obligated to repurchase the notes of any series pursuant to this covenant in the event that the Company has exercised the right to redeem all of the notes of such series as described above under the caption "—Optional Redemption." In the Change of Control Offer, the Company will offer to purchase all of the notes of such series at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such series of notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on the relevant interest payment date if the notes of such series have not been redeemed prior to such record date).

        Within 30 days after any Change of Control Repurchase Event with respect to a series of notes or, at the Company's option, prior to such Change of Control but after it is publicly announced, provided that a definitive agreement is in place for such Change of Control, the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each holder of notes of such series, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things,

  •
  that a Change of Control Repurchase Event has occurred or may occur with respect to such series of notes and the date of such event;

  •
  the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

  •
  that any note of such series not tendered will continue to accrue interest;

  •
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

  •
  other procedures that a holder of notes of such series must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

        If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Company's failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under "—Events of Default."

        In addition to the Company's obligations under the indenture with respect to the notes in the event of a Change of Control Repurchase Event, the Credit Agreement contains an event of default upon a Change in Control (as defined therein) which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, the Company may not be able to repurchase the notes and satisfy the Company's obligations under the Company's other indebtedness following a Change of Control Repurchase Event under the indenture. See "Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness."

        The Company may exercise its optional right to redeem all or a portion of any series of notes, as described above under "Optional Redemption," even if a Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. The phrase "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret such phrase.

        The existence of a holder's right to require the Company to repurchase such holder's notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

        The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company's management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control Repurchase Event.

        The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

        The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Certain Covenants

        The indenture contains covenants including, among others, those summarized below.

        Restrictions on Sale Leaseback Transactions.    Neither the Company nor any Domestic Subsidiary will enter into any Sale Leaseback Transaction with respect to any property unless:

          (a)   the Company or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption "—Limitation on Liens"; and

          (b)   the gross proceeds received by the Company or any Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

        Notwithstanding the foregoing, the Company or any Domestic Subsidiary may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, the Company or any Domestic Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the Fair Market Value of the property that the Company or Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the notes or other Indebtedness of the Company or any Domestic Subsidiary, provided that such Indebtedness ranks pari passu or senior to the notes, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Domestic Subsidiary used or to be used by or for the benefit of the Company or any Domestic Subsidiary in the ordinary course of business, or (y) if the Company or such Domestic Subsidiary equally and ratably secures the notes as described below under the caption "—Limitation on Liens."

        Limitation on Liens.    The Company will not, and will not permit any Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company or a Domestic Subsidiary, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        Additional Guarantees.    If any Subsidiary of the Company that is not a Guarantor of the notes (other than a Receivables Entity) becomes a guarantor or obligor in respect of any Triggering Indebtedness, within 10 business days of such event the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company's Obligations under the notes, fully and unconditionally and on a senior basis.

        Notwithstanding the foregoing, any future Guarantee by any Subsidiary will be released:

  •
  upon a sale or disposition of such Subsidiary in a transaction that complies with the indenture such that such Subsidiary ceases to be a Subsidiary;

  •
  if we exercise our Legal Defeasance option or our Covenant Defeasance option as described below under the caption "—Defeasance" or if our obligations under the indenture are discharged in accordance with the terms of indenture; or

  •
  upon the release of such Subsidiary's Guarantee under all applicable Triggering Indebtedness.

 Consolidation, Merger and Sale of Assets

        The Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:

          (1)   either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the "Successor Company"), shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, all the obligations of the Company under the notes and the indenture;

          (2)   immediately after such transaction, the Company or the Successor Company would not be in Default in the performance of any covenant or condition of the indenture; and

          (3)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

        The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor Company, except in the case of a lease, shall be released from all obligations under the indenture and on the notes.

Additional Amounts

        All payments made by the Company, including any successor thereto, on each series of notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") unless the withholding or deduction of such Taxes is then required by law. If, as a result of or following a merger or consolidation of the Company with, or a sale or lease by the Company of all or substantially all of its assets to, an entity that is organized under the laws of a jurisdiction outside of the United States (a "Change in Domicile") (such entity, a "Foreign Successor Company"), such Foreign Successor Company assumes all of the obligations of the Company under the notes and the indenture pursuant to the covenant discussed in "—Consolidation, Merger or Sale of Assets," any deduction or withholding is at any time required for, or on account of, any Taxes imposed or levied by or on behalf of:

          (1)   any jurisdiction (other than the United States) from or through which the Foreign Successor Company makes (or, as a result of the Foreign Successor Company's connection with such jurisdiction, is deemed to make) a payment or delivery on the notes, or any political subdivision or governmental authority thereof or therein having the power to tax; or

          (2)   any other jurisdiction (other than the United States) in which the Foreign Successor Company is organized or otherwise considered to be a resident or doing business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (1) and (2), a "Relevant Taxing Jurisdiction");

in respect of any payment or delivery on a series of notes, then we will pay (together with such payment or delivery) such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payment or delivery by each beneficial owner of such notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will equal the amount that would have been received in respect of such payment or delivery in the absence of such withholding or deduction; provided, however, that Additional Amounts shall be payable only to the extent necessary so that the net amount received by the beneficial owner, after taking into account such withholding or deduction, equals the amount that would have been received by the beneficial owner in the absence of a Change in Domicile; provided, further, that no such Additional Amounts will be payable with respect to:

          (1)   any Taxes that would have been imposed absent a Change in Domicile;

          (2)   any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (3)   any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled or had complied with any reasonable certification, identification, information or documentation concerning its nationality, residence, identity or connection with the Relevant Jurisdiction, but in each case only to the extent that the beneficial owner is legally eligible to provide such declaration, certification, identification, information or other documentation, (provided that (x) such declaration of non-residence or other claim or filing for exemption or compliance with a reporting requirement is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or compliance with a reporting requirement is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified by the Foreign Successor Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or compliance with a reporting requirement is required to be made);

          (4)   any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the note been presented during such 30 day period);

          (5)   any Taxes that are payable otherwise than by withholding or deducting from a payment or delivery on the notes;

          (6)   any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (7)   any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

          (8)   any Taxes that could have been avoided by the presentation (where presentation is required) of the relevant note to another paying agent in a member state of the European Union.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the holder of the note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

        Notwithstanding anything to the contrary herein, Additional Amounts will not be payable with respect to any withholding or deduction imposed on or in respect of any note pursuant to Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended ("FATCA"), any treaty, law, regulation or other official guidance enacted by any Relevant Jurisdiction implementing FATCA, or any agreement between the Company or the Foreign Successor Company and the United States or any authority thereof entered into for FATCA purposes.

        The Foreign Successor Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Foreign Successor Company will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each holder. The Foreign Successor Company will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the notes upon request and will be made available at the offices of the paying agent.

        At least 15 days prior to each date on which any payment under or with respect to the notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or anytime after the 15th day prior to such date, in which case it shall be promptly thereafter), if the Foreign Successor Company will be obligated to pay Additional Amounts with respect to such payment, the Foreign Successor Company will deliver to the trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Each such Officer's Certificate shall be relied upon until receipt of a further Officer's Certificate addressing such matters.

        Wherever in the indenture, the notes or this description of the notes there are mentioned, in any context:

          (1)   the payment of principal,

          (2)   purchase prices in connection with a purchase of notes,

          (3)   interest, or

          (4)   any other amount payable on or with respect to the notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any Foreign Successor Company is organized or any political subdivision or taxing authority or agency thereof or therein.

        If a Change in Domicile occurs and the Foreign Successor Company becomes or will become obligated to pay Additional Amounts to noteholders, the Foreign Successor Company may redeem any series of notes, upon not less than 30 nor more than 60 days' prior notice (which notice may be given prior to and conditioned upon the occurrence of such Change in Domicile), in whole but not in part, at the Foreign Successor Company's option at any time at 100% of the principal amount of such series of notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date and any Additional Amounts thereon then due.

        In the event that Additional Amounts actually paid with respect to the notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the beneficial owner of such notes and, as a result thereof, such beneficial owner is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such beneficial owner shall, by accepting such notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Foreign Successor Company. However, by making such assignment, the beneficial owner makes no representation or warranty that the Foreign Successor Company will be entitled to receive such claim for a refund or credit and incurs no other obligations with respect thereto.

        The indenture will provide that beneficial owners of the notes will not be entitled to Additional Amounts to the extent that such beneficial owners have not provided adequate information about the jurisdiction in which they reside or are incorporated or formed, or such information is not otherwise available through the depositary that is the record holder of the notes.

 Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to holders of notes any such information, documents or reports that are not so filed.

        Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of clause (4) under "—Events of Default" upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to the Company of such failure from the Trustee or the holders of at least 25% of the principal amount of the applicable series of notes.

Events of Default

        With respect to the notes of any series, an "Event of Default" is defined in the indenture as:

          (1)   a failure to pay interest upon the notes of such series that continues for a period of 30 days after payment is due;

          (2)   a failure to pay the principal or premium, if any, on the notes of such series when due upon maturity, redemption, acceleration or otherwise;

          (3)   a failure to comply with the covenant described above under the caption "—Consolidation, Merger and Sale of Assets";

          (4)   a failure to comply with (x) any of the Company's other agreements contained in the indenture and applicable to the notes of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described under the caption "—Reports") for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes) or (y) the requirements set forth in the covenant described under the caption "—Reports" for a period 120 days after receipt by the Company of a written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes);

          (5)   one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $100.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

          (6)   one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

          (7)   any Guarantee by a Significant Subsidiary of the Company's Indenture Obligations under the notes shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee by such Significant Subsidiary of the Company's Indenture Obligations under the notes, and any such Default continues for 10 days; and

          (8)   certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Significant Subsidiaries.

        The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to the Company) with respect to any series of notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the notes of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if the Company has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see "—Modification and Waiver." If an Event of Default specified in clause (8) above with respect to the Company occurs, all outstanding notes shall become due and payable without any further action or notice.

        The indenture provides that, subject to the duties of the Trustee to act with the required standard of care if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of any series, unless such holders have offered to the Trustee security or indemnity. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.

        No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

  •
  the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series;

  •
  the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request, and offered indemnity, to the Trustee to institute such proceeding as Trustee; and

  •
  the Trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such request.

        However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

        The Company is required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

 Modification and Waiver

        The Company and the Trustee may modify or amend the indenture without the consent of any Holder, to:

  •
  cure any ambiguity, defect, mistake or inconsistency in the indenture;

  •
  provide for uncertificated notes in addition to or in place of certificated notes;

  •
  comply with the provisions described above under the caption "—Consolidation, Merger and Sale of Assets" or "—Certain Covenants—Additional Guarantees";

  •
  if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment by a successor Trustee;

  •
  make any change in any series of notes that does not adversely affect in any material respect the interests of the noteholders of such series;

  •
  add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any future Subsidiary Guarantor;

  •
  secure any series of notes;

  •
  provide for the issuance of additional notes of any series in accordance with the limitations set forth in the indenture;

  •
  conform the text of the indenture or the notes to any provision of this "Description of Notes;" and

  •
  allow any future Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the notes of any series.

        The Company and the Trustee may modify or amend the indenture with the consent of the holders of a majority of the principal amount of then outstanding notes of a series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of notes of a series affected thereby:

  •
  extend the due date of the principal of, or any installment of principal of or interest on, the notes of such series;

  •
  reduce the principal amount of, or any premium or interest rate on, the notes of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, the notes of such series;

  •
  reduce the amount payable upon the redemption of any note of such series;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the notes of such series after the due date thereof; or

  •
  reduce the percentage in principal amount of the notes of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        The holders of a majority of the principal amount of then outstanding notes of a series may waive future compliance by the Company with certain restrictive covenants of the indenture applicable to such series of notes. The holders of at least a majority in principal amount of then outstanding notes of any series of notes may waive any past default under the indenture with respect to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any notes of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding notes of such series.

        In determining whether the holders of the required principal amount of a series of notes have concurred in any direction, notice, waiver or consent, notes owned by the Company or any Subsidiary, or by any Affiliate of the Company or any Subsidiary, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee or shareholder of the Company or any future Subsidiary Guarantor will have any liability for any of the Company's or any future Subsidiary Guarantor's obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Defeasance

        The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes of any series ("Legal Defeasance"). Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the notes of such series, and the indenture shall cease to be of further effect as to all outstanding notes of such series, except as to:

          (1)   the rights of holders of notes of such series issued under the indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the indenture;

          (2)   the Company's obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust; and

          (3)   the rights, powers, trust, duties, indemnities, and immunities of the Trustee, and the Company's obligation in connection therewith; and

          (4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to most of the covenants under the indenture with respect to the outstanding notes of any series, except as described otherwise in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, all Events of Default (other than those relating to non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of any series:

          (1)   the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes of such series when due;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and accompanied by a ruling to that effect received from or published by the Internal Revenue Service;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

          (5)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        Notwithstanding the foregoing provisions of this section, the conditions set forth in the foregoing subsections (2), (3), (4) and (5) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (1), (i) no Default under clauses (1), (2) and (8) under "—Events of Default" has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the notes of such series not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes of the applicable series when due, then the Company's obligations under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect with respect to any series of notes (except as to rights of registration of transfer or exchange of notes and rights to receive principal of and premium, if any, and interest on such notes) as to all outstanding notes of such series issued thereunder when:

          (a)   either:

            (1)   all the notes of such series that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

            (2)   all notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Special Mandatory Redemption" or "—Optional Redemption" and, in any case, the Company has deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes of such series not theretofore delivered to the Trustee for cancellation,

          (b)   the Company has paid all sums payable by it under the indenture, and

          (c)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes of such series at maturity or on the date of redemption, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Governing Law

        The indenture and the notes are governed by the laws of the State of New York.

The Trustee

        The Bank of New York Mellon is the Trustee under the indenture.

        If the Trustee becomes a creditor of the Company, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict within 90 days or resign.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

        "Affiliate" means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        "Agila Acquisition" means the acquisition by the Company of the Agila Specialties business from Strides Arcolab Limited pursuant to the Sale and Purchase Agreements.

        "Acquisition Termination Event" means that (i) both of the Sale and Purchase Agreements are terminated, or (ii) the Company determines in its reasonable judgment that the Agila Acquisition will not occur.

        "Attributable Debt" in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Attributable Receivables Indebtedness" at any time shall mean the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is

structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

        "Below Investment Grade Rating Event" means, with respect to the notes of a series, the rating on such series of notes is lowered in respect of a Change of Control and such series of notes is rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

        "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for a series of notes are authorized or obligated by law or executive order to close.

        "Capital Lease Obligations" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

        "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

        "Cash Convertible Notes" means the Company's 3.75% Cash Convertible Notes due 2015 outstanding on the Issue Date.

        "Change of Control" means the occurrence of any of the following events:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

          (2)   the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

            (A)  the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

            (B)  the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

          (3)   the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "—Consolidation, Merger and Sale of Assets."

        "Change of Control Repurchase Event" means, with respect to a series of notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to such series of notes.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

        "Consolidated Net Tangible Assets" means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries.

        "Credit Agreement" means the Credit Agreement, dated as of June 27, 2013, among the Company, the Company's subsidiaries which are guarantors thereof, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, in whole or in part, in one or more instances, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

        "Currency Agreement" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

        "Foreign Subsidiary" means a Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

        (1)   endorsements for collection or deposit in the ordinary course of business; or

        (2)   a contractual commitment by one Person to invest in another Person.

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for. The term "Incurrence" when used as a noun shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1)   the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

          (3)   all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

          (4)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

          (5)   to the extent not otherwise included in this definition, Hedging Obligations of such Person;

          (6)   all Attributable Receivables Indebtedness;

          (7)   all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

          (8)   all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term "Indebtedness" will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Indenture Obligations" means the obligations of the Company and any other obligor under the indenture or under the notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture, the notes and the performance of all other obligations to the Trustee and the holders under the indenture and the notes, according to the respective terms thereof.

        "Interest Rate Agreement" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

        "Investment" means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

        "Investment Grade Rating" means (i) with respect to Moody's, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company's control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

        "Issue Date" means the date on which the notes are initially issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Officer's Certificate" means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel, who is acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (3)   Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing Indebtedness in respect thereof;

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (9)   Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

          (11) Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of Company's outstanding or future Indebtedness shall not be considered speculative;

          (12) Any Lien on accounts receivable and related assets of the types specified in the definition of "Qualified Receivables Transaction" incurred in connection with a Qualified Receivables Transaction;

          (13) (a) Liens in favor of the Company and (b) Liens on the property of any Subsidiary of the Company in favor of any other Subsidiary of the Company;

          (14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and the Subsidiaries and which do not secure any Indebtedness;

          (15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

          (16) With respect to the notes of any series, liens created for the benefit of (or to secure) the notes of such series;

          (17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;

          (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

          (21) liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

          (22) grants of software and other technology licenses in the ordinary course of business;

          (23) Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company's or such Subsidiary's supplier at which such equipment is located;

          (24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

          (25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

          (26) liens arising by virtue of any statutory or common law provisions relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

          (27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (28) Liens on securities that are the subject of repurchase agreements;

          (29) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

          (30) Liens arising solely from precautionary UCC financing statements or similar filings;

          (31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;

          (32) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (12) or (14); provided, however, that:

            (A)  such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (B)  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (33) Liens incurred in the ordinary course of business by American Triumvirate Insurance Company, a Vermont corporation, or any successor thereto, so long as such Subsidiary is maintained as a special purpose self-insurance Subsidiary of the Company;

          (34) Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to the Company and its Subsidiaries in which the Company or any Subsidiary has made an investment and Liens on the rights of the Company and its Subsidiaries under any agreement relating to any such investment; and

          (35) other Liens securing Indebtedness, in an aggregate principal amount for the Company and its Subsidiaries together with the amount of Attributable Debt incurred in connection with Sale Leaseback Transactions, not exceeding at the time such Lien is created or assumed the greater of $500 million or 15% of Consolidated Net Tangible Assets, at any one time outstanding.

        For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

        "Purchase Money Indebtedness" means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Domestic Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Domestic Subsidiary.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

          (1)   a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

          (2)   any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

        "Rating Agencies" means:

          (1)   S&P;

          (2)   Moody's; or

          (3)   if S&P or Moody's or both shall not make a rating of the notes publicly available, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

        "Receivables Entity" means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

            (A)  is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

            (B)  is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

            (C)  subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

          (2)   the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

          (3)   is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Financial, Inc., and any successor thereto.

        "Sale and Purchase Agreements" means the Sale and Purchase Agreement among the Company, Agila Specialties Asia PTE Ltd, Arun Kumar and Pronomz Ventures LLP, effective February 27, 2013, as such agreement may be amended from time to time, and the Sale and Purchase Agreement among the Company, Strides Arcolab Limited, Arun Kumar and Pronomz Ventures LLP, effective February 27, 2013, as such agreement may be amended from time to time. The Sale and Purchase Agreements were filed with the Commission as Exhibits 10.1 and 10.2 to the Company's Quarterly Report on Form 10-Q filed on May 2, 2013.

        "Sale Leaseback Transaction" means the leasing by the Company or any Domestic Subsidiary of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary or between Domestic Subsidiaries), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.

        "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means the guarantee by any Subsidiary Guarantor of the Company's Indenture Obligations. The notes will not have the benefit of any Subsidiary Guarantees upon issuance.

        "Subsidiary Guarantor" means each Subsidiary of the Company that guarantees the Company's Indenture Obligations. The notes will not be Guaranteed by any Subsidiary Guarantors upon issuance.

        "Triggering Indebtedness" means (i) the Credit Agreement, (ii) the Cash Convertible Notes, or (iii) any other Indebtedness of the Company or any Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $100.0 million; provided that, in the case of clauses (i) through (iii) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of the Company or any Subsidiary that is not a Foreign Subsidiary.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or in Instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Wholly Owned Subsidiary" means a Subsidiary of the Company of which the Company owns all of the capital stock, directly or indirectly, other than directors' qualifying shares, of such Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion applies to a holder that acquires the notes pursuant to this offering at the initial offering price. This discussion is based on U.S. federal income tax law in effect as of the date hereof, which is subject to change or differing interpretation, possibly on a retroactive basis. This discussion is limited to holders that hold the notes as capital assets (generally for investment purposes) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders of the notes in light of their particular circumstances, or to holders of the notes subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions (including banks), insurance companies, tax-exempt entities or qualified retirement plans, expatriates, entities that are treated as partnerships (or other pass through entities such as S corporations) for U.S. federal income tax purposes (and investors therein), dealers in securities or currencies, real estate investment trusts, regulated investment companies, taxpayers subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons deemed to sell the notes under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or Medicare contribution tax) or any state, local or foreign tax laws. This discussion is not intended to constitute a complete analysis of all tax consequences of the purchase, ownership and disposition of the notes. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences to them in their particular circumstances.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust, or (B) the trust has made an election to be treated as a U.S. person for U.S. federal income tax purposes.

        For purposes of this discussion, a "Non-U.S. Holder" means a beneficial owner of a note other than a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns the notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and partnership. Partners in a partnership that beneficially owns the notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Tax consequences to U.S. Holders

Stated interest

        The stated interest on the notes will generally be taxable to a U.S. Holder as ordinary income when received or accrued in accordance with the U.S. Holder's method of accounting for tax purposes.

        We may be obligated to pay additional amounts in certain circumstances, including as described under "Description of Notes—Special Mandatory Redemption." Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to "contingent payment debt instruments."

Under these regulations, however, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is "remote" or is considered to be "incidental." We believe and intend to take the position that the possibility of paying such additional amounts is remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service ("IRS") that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder's income and could cause gain from the sale or other disposition of the notes to be treated as ordinary income, rather than capital gain. The remainder of this discussion assumes that none of the notes will be considered contingent payment debt instruments. Investors are urged to consult their tax advisors regarding the potential application of the contingent payment debt regulations to the notes and the consequences thereof.

Sale, exchange or other disposition of the notes

        A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, or other disposition of a note in an amount equal to the difference between the amount realized from such disposition (other than any amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously so taxed) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will be, in general, the cost of the note to such U.S. Holder decreased by any amount received on the note (other than stated interest). Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year. Long-term capital gains recognized by a non-corporate U.S. Holder generally are subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to significant limitations.

Backup withholding and information reporting

        A U.S. Holder generally will be required to comply with certain certification procedures in order to avoid backup withholding with respect to payments on, or the proceeds of a disposition (including a retirement or redemption) of, the notes, unless such holder is an exempt recipient. Such certification procedures generally will be satisfied through the provision of a properly executed IRS Form W-9 (or other appropriate form). In addition, we must report annually to the IRS and to each U.S. Holder the amount of any interest paid to such U.S. Holder, regardless of whether any tax was actually withheld. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability provided the required information is correctly and timely provided to the IRS.

Tax Consequences to Non-U.S. Holders

Interest income

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and (ii) the Non-U.S. Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x)(i) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person or (ii) a securities clearing organization or certain other financial institution holding the notes on behalf of the Non-U.S. Holder certifies on an IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (x)(i) has been received by it and furnishes us or our paying agent with a copy thereof and (y) we do not, or our paying agent does not, have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person.

        If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes generally will be subject to U.S. federal withholding tax (currently imposed at a rate of 30%, or a lower applicable treaty rate).

        If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), then the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits. Any interest that is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that such Non-U.S. Holder provides a properly executed IRS Form W-8ECI or W-8BEN.

Sale, exchange or other disposition of notes

        A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale, exchange or other disposition of the notes (other than any amount representing accrued but unpaid interest on the notes, which is subject to the rules discussed above under "—Tax Consequences to Non-U.S. Holders—Interest income"). A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied. In the case described above in (i), gain recognized on the disposition of such notes generally will be subject to U.S. federal income tax in the same manner as if such holder were a U.S. Holder, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate). In the case described above in (ii), the Non-U.S. Holder will be subject to 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of notes, which may be offset by certain U.S. source capital losses.

Backup withholding and information reporting

        A Non-U.S. Holder generally will be required to comply with certain certification procedures in order to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments on, or the proceeds of a disposition (including a retirement or redemption) of, the notes. Such certification procedures generally will be satisfied through the provision of a properly executed IRS Form W-8BEN (or other appropriate form). In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder's U.S. federal income tax liability provided the required information is correctly and timely provided to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions of an underwriting agreement among us and the underwriters in the table below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co., LLC are acting as representatives, we have agreed to sell to the several underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes of each series set forth opposite its name below.

Underwriter	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes	Principal Amount of Notes
J.P. Morgan Securities LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co., LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.

Total	$	$	$	$

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The notes are offered subject to a number of conditions, including:

  •
  receipt and acceptance of the notes by the underwriters;

  •
  the approval of legal matters by counsel to the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

        The underwriters have advised us that they propose initially to offer the notes to the public at the offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the applicable public offering price less a concession of up to        % of the principal amount of the        notes, up to         % of the principal amount of the        notes, up to        % of the principal amount of the        notes and        % of the principal amount of the         notes. The underwriters may allow, and dealers may reallow, a concession not to exceed        % of the principal amount of the        notes,        % of the principal amount of the        notes, up to        % of the principal amount of the        notes and        % of the principal amount of the        notes. If all the notes of a series are not sold at their public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the notes through certain of their affiliates.

        The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the notes.

	Per Note		Total	Per Note		Total	Per Note		Total	Per Note		Total
Underwriting discount paid by us		%	$		%	$		%	$		%	$

        We estimate that the total expenses of this notes offering payable by us, not including the underwriting discounts and commissions, will be approximately $            .

 Price Stabilization, Short Positions

        In connection with the offering of the notes, the rules of the SEC permit the underwriters to engage in transactions that stabilize the prices of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes. If the underwriters create a short position in the notes of a series (that is, if they sell a larger principal amount of such notes than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes of that series in the open market.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area ("EEA") which has implemented the Prospectus Directive, as defined below (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as a defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For purposes of the foregoing, the expression an "offer of notes to the public" in relation to the notes in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State; and "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that it:

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended by the Financial Services and Markets Act 2012 (the "FSMA")) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and

  •
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Listing and Trading

        Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot assure you as to the liquidity of the trading market for the notes.

Sale of Similar Securities

        We have agreed that we will not offer to sell any of our debt securities (other than the notes) which are substantially similar to the notes for a period of 60 days after the closing date of this notes offering, without the prior written consent of the representatives.

Indemnification and Contribution

        We have agreed to indemnify the underwriters and their controlling persons and certain affiliates against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters and these controlling persons and affiliates may be required to make in respect of those liabilities.

Affiliations

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us, for which they received or will receive customary fees and expenses. Specifically, certain of the underwriters and/or their affiliates are agents and each of the underwriters are lenders under our Revolving Facility. A portion of the net proceeds from this notes offering may be used to repay borrowings under the Revolving Facility. An affiliate of Morgan Stanley & Co. LLC is financial advisor to the Company in connection with the Agila Acquisition and an affiliate of Morgan Stanley & Co. LLC is party to a commitment letter with the Company for a $1 billion senior unsecured bridge term loan in connection with the Agila Acquisition. Further, affiliates of a number of the underwriters in this offering are counterparties under certain of our interest rate swap agreements. As a result of the lending relationship that certain of the underwriters or their respective affiliates have with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/ or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Long Settlement Date

        It is expected that delivery of the notes will be made against payment therefor on or about November     , 2013, which will be the seventh business day following the date hereof (such settlement cycle being referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next three succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date hereof or the next three succeeding business days should consult their own advisor.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the issuance of the notes will be passed upon by Bradley L. Wideman, Vice President, Associate General Counsel Securities and Assistant Secretary of our company. In addition, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters have been represented by Kirkland & Ellis LLP, New York, New York. Kirkland & Ellis LLP represents Mylan and its affiliates in connection with certain legal matters. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented, and may continue to represent, certain of the underwriters in connection with various legal matters.

EXPERTS

        The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from the Current Report on Form 8-K filed on May 28, 2013, and the effectiveness of Mylan Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

MYLAN INC.

Debt Securities
Preferred Stock
Common Stock

        Mylan Inc., from time to time, may offer to sell, issue and sell senior or subordinated debt securities, preferred stock and common stock. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on The NASDAQ Stock Market and trades under the symbol "MYL."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

        Investing in our securities involves risks. You should carefully consider the information referred to under the heading "Risk Factors" on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 13, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer as well as the shares of common stock that selling shareholders may offer. Each time we sell securities or selling shareholders sell shares of common stock, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        In this prospectus, except as otherwise indicated, "Mylan," "we," "our," and "us" refer to Mylan Inc. and its consolidated subsidiaries. References herein to a fiscal year mean the fiscal year ended December 31.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ii

        We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the completion of the offering of all securities covered by the respective prospectus supplement:

  •
  our Annual Report on Form 10-K (excluding Items 7 and 8 and Schedule II) for the year ended December 31, 2012 filed on February 28, 2013;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed on May 2, 2013;

  •
  our Current Reports on Form 8-K filed on February 12, 2013, February 27, 2013 (Item 1.01 and Item 8.01) and May 28, 2013 (relating to our recast of Items 7 and 8 and Schedule II included in our Annual Report on Form 10-K for the year ended December 31, 2012);

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed on April 12, 2013, as supplemented on May 10, 2013, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1986, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attention: Investor Relations
Telephone: (724) 514-1800

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain "forward-looking statements." These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, and expected activities and expenditures, and at times may be identified by the use of words such as "may," "could," "should," "would," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

MYLAN INC.

        Throughout our history, we have been recognized as a leader in the United States generic pharmaceutical market. Since 2007, we have transformed our company, and today we are one of the largest generic and specialty pharmaceuticals companies in the world in terms of revenue. This transformation has taken place through organic growth and external expansion. Our leadership position in the U.S. generic pharmaceutical industry is the result of our ability to obtain Abbreviated New Drug Application approvals, as well as our reliable and high quality supply chain. Through the acquisitions of Mylan Laboratories Limited (formerly known as Matrix Laboratories Limited), Merck KGaA's generics and specialty pharmaceutical business, Bioniche Pharma Holdings Limited and Pfizer Inc.'s respiratory delivery platform, we have created a horizontally and vertically integrated platform with global scale, augmented our diversified product portfolio and further expanded our range of capabilities, all of which we believe position us well for the future.

        In addition to the U.S., we have a robust worldwide commercial presence in the generic pharmaceutical market, including leadership positions in France and Australia and several other key European and Asia Pacific markets, as well as a leading branded specialty pharmaceutical business focusing on respiratory, allergy and psychiatric products.

        Currently, we market a global portfolio of approximately 1,100 different products covering a vast array of therapeutic categories. We offer an extensive range of dosage forms and delivery systems, including oral solids, topicals, liquids and semi-solids. In addition, we focus on those that are difficult to formulate and manufacture and typically have longer product life cycles than traditional generic pharmaceuticals, including transdermal patches, high potency formulations, injectables, controlled-release and respiratory products. We also manufacture and supply low-cost, high-quality active pharmaceutical ingredients for our own products and pipeline, as well as for third parties.

        We also have one of the deepest pipelines and largest number of products pending regulatory approval in our history. Increasing sales volumes and continuing leverage of our vertically integrated platform provides substantial operational efficiencies and economies of scale.

        We believe that the breadth and depth of our business and platform provides certain competitive advantages over many of our competitors in major markets in which we operate, including less dependency on any single market or product, and, as a result, we are better able to successfully compete on a global basis.

        We were incorporated in Pennsylvania in 1970. We amended our articles of incorporation to change our name from Mylan Laboratories Inc. to Mylan Inc., effective October 2, 2007. Our common stock is listed on The NASDAQ Stock Market under the symbol "MYL." Our principal offices are located at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317 and the telephone number is (724) 514-1800. Our Internet address is www.mylan.com. Information on our website does not constitute part of this prospectus.

 RISK FACTORS

        An investment in our securities involves significant risks. Before purchasing any securities you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the period ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholder named in such prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended March 31, 2013
			Fiscal Year Ended December 31,
			2012		2011		2010		2009		2008(1)
Ratio of earnings to fixed charges	2.77	x	3.55	x	2.88	x	2.04	x	1.69	x	—
Ratio of earnings to fixed charges and preferred stock dividends	2.77	x	3.55	x	2.88	x	1.76	x	1.48	x	—

(1)
Due to the Company's loss for the year ended December 31, 2008, the ratio coverages were less than 1:1. The Company would have needed to generate additional earnings of approximately $68.6 million to achieve coverage ratios of 1:1. Included in earnings for calendar year ended December 31, 2008 is a $385 million goodwill impairment charge related to the Mylan Specialty business and $468 million of other revenue related to our sale of the product rights to Bystolic™.

        For the purpose of computing the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before provision for income taxes and before adjustment for losses or earnings from equity investments plus fixed charges and dividends received from equity investments. Fixed charges consist of interest charges (whether expensed or capitalized), amortization of debt expense and that portion of rental expense we believe to be representative of interest and dividends paid on our 6.50% Mandatory Convertible Preferred Stock (which was converted into common stock on November 15, 2010 and is no longer outstanding).

DESCRIPTION OF CAPITAL STOCK

        Set forth below is a summary description of all the material terms of our capital stock. For more information, please see our Amended and Restated Articles of Incorporation, or the articles, which are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 3.1.

Authorized Shares

        We have an authorized capital stock of 1,505,000,000 shares consisting of: (1) 1,500,000,000 shares of common stock, par value $0.50 per share, and (2) 5,000,000 shares of preferred stock, par value $0.50 per share.

Preferred Stock

        The authorized shares of preferred stock are issuable from time to time in one or more series on the terms set by the resolution or resolutions of our board of directors providing for the issuance thereof. Each series of preferred stock would have such number, dividend rate (which might or might not be cumulative), voting rights, liquidation preferences, redemption and sinking fund provisions, conversion or exchange rights or other rights and preferences, if any, as our board of directors may determine, subject to the Pennsylvania Business Corporation Law of 1988, as amended, or BCL. 300,000 shares of our preferred stock are designated as Series A Junior Participating Preferred Stock, none of which are currently outstanding.

Voting Rights

        General.    All voting power of our shares belongs exclusively to the holders of our common stock, except for such voting rights as may be granted to the holders of any preferred stock to be issued by us under our articles or in the resolutions of our board of directors establishing any such series, or as otherwise required by law. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a shareholder vote and do not have cumulative voting rights in the election of directors. The absence of cumulative voting means that a nominee for director must receive the votes of a plurality of the shares voted in order to be elected and that the holders of a majority of the shares voting for the election of directors can elect the entire board of directors. However, Mylan has adopted a standard requiring that a director nominee receive a majority of the votes cast; in other words, the number of shares voted "for" a director must exceed 50% of the votes cast with respect to him or her. If a director receives less than a majority, the director shall submit his or her resignation to the Chairman of the Board for consideration by the Governance and Nominating Committee, who will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. However, in a "Contested Election," the policy to tender a resignation for receiving less than a majority of votes cast does not apply. A "Contested Election" means an election of directors with respect to which, as of five days prior to the date the corporation first mails the notice of meeting for such meeting to shareholders, there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

        Transactions with an Interested Person.    The articles require that certain transactions between us and an "interested person" be approved by the affirmative votes of the holders of 75% of the outstanding shares of common stock entitled to vote. An "interested person" is defined by the articles to mean any person who beneficially owns 10% or more of our outstanding common stock.

        The transactions subject to this special vote requirement include (1) any merger or consolidation to which we and an interested person are parties, (2) any sale, lease, exchange or other disposition of all or substantially all of our consolidated assets to an interested person, (3) the adoption of any plan or proposal for our liquidation or dissolution under which the rights of an interested person differ from those accorded to other holders of our common stock, or (4) any transaction of a character described in (1), (2) or (3) involving an "affiliate" or "associate" of an interested person or an associate of any such affiliate. For purposes of this provision, (a) an "affiliate" of a person is another person that directly or indirectly controls, is controlled by or is under common control with such person and (b) an "associate" of a person is (i) any corporation or organization of which such person is an officer, partner or the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or estate in which such person has a 10% or greater beneficial interest or for which such person serves as trustee or in a similar capacity; or (iii) any relative or spouse of such person, or relative of such spouse, who has the same residence as such person.

        This special shareholder vote requirement does not apply to any transaction which is (1) approved by the vote of a majority of our board of directors prior to the time the interested person involved in the transaction became an interested person or (2) approved prior to consummation by the vote of a majority of our board of directors disregarding the vote of any director who is the interested person involved in the transaction, an affiliate, associate or agent of such interested person or an associate or agent of any such affiliate.

        Shareholder Action—Meetings and Special Meetings.    Our Second Amended and Restated Bylaws, or the bylaws, provide that an annual meeting of shareholders will be held on such date and time as may be fixed by the board of directors. Special meetings of shareholders may be called at any time by the chairman of our board of directors or by two-thirds of the board of directors. Business transacted at such annual and special meetings must meet certain requirements specified by our bylaws, which are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 3.2.

        Amendment of Articles and Bylaws.    Any amendment to the articles provisions described under "Transactions with an Interested Person" above would require approval by the affirmative votes of the holders of 75% of the outstanding shares of common stock entitled to vote. By statute, any amendment to any other provision of the articles or any amendment of the bylaws by the shareholders would require approval by a majority of the votes cast on the proposed amendment at a meeting of shareholders at which a quorum of a majority of the voting power of the voting stock was present. Except as to matters for which a shareholder vote is required, our board of directors may also amend the bylaws at any regular or special meeting.

Board of Directors

        The number of directors which constitute the full board of directors may be not be less than three, as may be fixed by our board of directors or the shareholders; provided, however, that if all the shares of the Company shall be owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Except as otherwise required by law, vacancies on our board of directors caused by the death, resignation or removal of a director may be filled by appointment thereto by the chairman of our board of directors, or in his absence, by the vice chairman of the board of directors, and such director so appointed shall serve for the unexpired term of the director causing such vacancy.

        Nomination of Director Candidates.    Our bylaws require that any shareholder intending to nominate a candidate for election as a director must give written notice of the nomination, containing certain specified information, to our secretary not later than 120 calendar days prior to the anniversary date of the immediately preceding annual shareholder meeting (provided that such meeting is called for a date within 25 calendar days of such anniversary date) or, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th calendar day following the day on the earlier of the first date notice or other public disclosure of such meeting was made.

Shareholder Rights Plan

        We have established a shareholder rights plan under which each share of common stock presently outstanding or which is issued hereafter prior to the "distribution date," defined below, is granted one preferred share purchase right, or a right. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.50 per share, or Series A Preferred Stock, or, in certain circumstances, shares of common stock, other securities, and/or cash or other property, at a purchase price of $90 per share of Series A Preferred Stock (or, when applicable, common stock, securities, cash, and/or other property), subject to adjustment. The complete terms and conditions of the rights are set forth in a rights agreement between us and American Stock Transfer & Trust Company, as rights agent, as amended through December 19, 2005, or the Rights Agreement, which is referenced as Exhibits 4.2(a)-(f) hereto.

        Until a distribution date occurs, the rights will be evidenced by the certificate for the shares of our common stock to which they are attached, and the transfer of any certificate for common stock will also constitute the transfer of the rights attached to such shares. The rights will detach from the outstanding shares of our common stock and separate right certificates will be issued when there is a distribution date, and thereafter the right certificates alone will represent the rights. The rights are not exercisable until the distribution date and will expire at the close of business on August 13, 2014 (the "final expiration date"), unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case.

        A "distribution date" will occur on (i) the tenth day following a public announcement that a person has become an acquiring person (the date of such public announcement being the "shares acquisition date"), or (ii) if earlier, the tenth business day (or such later date as may be determined by our board of directors prior to such time as any person becomes an acquiring person) following the commencement or announcement of a tender or exchange offer that would result in a person or group of affiliated or associated persons becoming the beneficial owner of 15% or more of the outstanding shares of common stock.

        An "acquiring person" is a person or group of affiliated or associated persons that beneficially owns 15% or more of the outstanding shares of common stock but does not include (1) us, our subsidiaries, any of our or our subsidiaries' employee benefit plans, or any entity holding shares of common stock pursuant to the terms of any such plan; (2) any person or group that becomes the beneficial owner of 15% or more of the outstanding shares of common stock solely as a result of the acquisition of common stock by us, unless such person or group thereafter acquires additional shares of common stock; or (3) subject to certain conditions set forth in the Rights Agreement, a person that otherwise would have become an acquiring person as a result of an inadvertent acquisition of 15% or more of the outstanding shares of common stock.

        The purchase price payable upon exercise of the rights and the number of shares of Series A Preferred Stock (and the amount of other securities and/or property, if any) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event that (i) there is a stock dividend on, or a subdivision, combination, or reclassification of the Series A Preferred Stock, or (ii) the holders of Series A Preferred Stock are granted certain options, warrants, or rights to subscribe for or purchase shares of Series A Preferred Stock (or equivalent preferred stock) or securities convertible into Series A Preferred Stock (or securities convertible into equivalent preferred stock) at a price less than the current market price of Series A Preferred Stock, or (iii) any evidences of indebtedness or assets (other than regular quarterly cash dividends or dividends payable in shares of Series A Preferred Stock) or any subscription rights or warrants (other than rights, options, or warrants of the type referred to in clause (ii) of this paragraph) are distributed to the holders of Series A Preferred Stock.

        Subject to certain exceptions as set forth in the Rights Agreement, no adjustment in the purchase price will be required until the cumulative adjustments amount to 1% of the purchase price. The number of outstanding rights and the number of one one-thousandths of a share of Series A Preferred Stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the shares of common stock payable in shares of common stock or subdivisions, consolidations, or combinations of the shares of common stock occurring, in any such case, prior to the distribution date. No fractional shares of Series A Preferred Stock (other than fractions that are integral multiples of one one-thousandths of a share of Series A Preferred Stock, which, at our election, may be evidenced by depository receipts) will be issued upon exercise of the rights, but, in lieu thereof, a cash adjustment will be paid to the holder of the exercised rights based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

        Shares of Series A Preferred Stock purchasable upon exercise of the rights will not be redeemable. The dividend, liquidation, and voting rights, and non-redemption features of the Series A Preferred Stock are designed so that the value of a one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each right should approximate the value of one share of our common stock. Each whole share of Series A Preferred Stock will be entitled to receive a quarterly preferential dividend equal to the greater of (a) $1.00 or (b) 1,000 times the dividend declared with respect to each share of our common stock. In the event of liquidation, the holders of each whole share of Series A Preferred Stock will be entitled to receive a preferential liquidation payment equal to the greater of (1) $1,000.00 or (2) 1,000 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the shares of our common stock. Finally, in the event of any merger, consolidation, or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash, and/or other property, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights and preferences are protected by customary anti-dilution provisions.

        Once a person has become an acquiring person, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an acquiring person will be null and void. In the event that any person becomes an acquiring person, proper provision shall be made so that each holder of a right (other than a right that is or was beneficially owned by an acquiring person that has become null and void pursuant to the terms of the Rights Agreement), shall thereafter have the right to receive upon exercise of such right that number of shares of common stock (or, in certain circumstances, Series A Preferred Stock, or other securities, property and/or cash) having a value equal to two times the then-current purchase price.

        In the event that, at any time after a person becomes an acquiring person, (1) we are acquired in a merger or other business combination, or (2) 50% or more of the assets or earning power of us and our subsidiaries (taken as a whole) is sold or otherwise transferred, proper provision will be made so that each holder of a right (other than a right that is or was beneficially owned by an acquiring person that has become null and void pursuant to the terms of the Rights Agreement) shall thereafter have the right to receive upon exercise of such right, in lieu of shares of Series A Preferred Stock, shares of common stock of the acquiror then having a current market value equal to two times the then-current purchase price.

        At any time prior to the shares acquisition date, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the "redemption price"). The redemption of the rights may be made effective at such time, on such basis, and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        At any time after any person becomes an acquiring person, and prior to the time any person (other than us, our subsidiaries, any of our or our subsidiaries' employee benefit plan, and any entity holding shares of common stock pursuant to the terms of any such plan) becomes the beneficial owner of 50% or more of the outstanding shares of our common stock, we may, at the option and election of our board of directors, exchange shares of our common stock (or in certain circumstances, shares of Series A Preferred Stock) for all or any part of the then-outstanding and unexercised rights (other than rights that are or were beneficially owned by an acquiring person that have become null and void pursuant to the terms of the Rights Agreement) at an exchange rate of one share of our common stock (or in certain circumstances, one one-thousandth of a share of Series A Preferred Stock) per right, appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, or other similar transaction that occurred after August 22, 1996.

        The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after the close of business on the tenth calendar day following the shares acquisition date no such amendment may adversely affect the interests of the holders of the rights (other than rights that are or were beneficially owned by an acquiring person that have become null and void pursuant to the terms of the Rights Agreement) and provided, however, that if such amendment occurs on or after an adverse change of control, then the rights plan may be amended only if there are continuing directors in office and such amendment is authorized by a majority of such continuing directors.

Pennsylvania Business Corporation Law

        The provisions of the articles described under "Voting Rights" and "Board of Directors" above and our shareholder rights plan are in addition to certain provisions of Chapter 25 of the BCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against us.

        Under Section 2538 of the BCL, any merger, consolidation, share exchange or sale of assets between us or one of our subsidiaries and any of our shareholders, any of our divisions in which any shareholder receives a disproportionate amount of any shares of common stock or other securities of any corporation resulting from the division, any voluntary dissolution of our company in which a shareholder is treated differently from other shareholders of the same class or any reclassification in which any shareholder's voting or economic interest in us is materially increased relative to substantially all other shareholders must, in addition to any other shareholder vote required, be approved by a majority of the votes which all shareholders other than the shareholder receiving the special treatment are entitled to cast with respect to the transaction. This special vote requirement does not apply to a transaction (1) which has been approved by a majority vote of our board of directors, without counting the vote of certain directors affiliated with or nominated by the interested shareholder or (2) in which the consideration to be received by the shareholders is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class.

        We have elected to opt out of:

  •
  Subchapter 25E of the BCL, which, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of our shareholders would be entitled to cast in an election of directors, would have permitted any other shareholder to demand that such person or group purchase such shareholder's shares at a price determined in an appraisal proceeding;

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  Subchapter 25G of the BCL, which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition; and

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  Subchapter 25H of the BCL, which would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired or offered to acquire 20% of our voting power or publicly disclosed an intention to acquire control of Mylan.

Dividend Rights

        The holders of common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor. If preferred stock is issued, our board of directors may grant to the holders of such preferred stock preferential dividend rights that would prohibit payment of dividends on the common stock unless and until specified dividends on the preferred stock had been paid or in other circumstances and/or rights to share ratably in any dividends payable on the common stock.

Liquidation Rights

        Upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in our assets available for distribution after all of our liabilities have been satisfied and all preferential amounts payable to the holders of preferred stock have been paid. If preferred stock is issued, our board of directors may grant to the holders of such stock preferential liquidation rights, which would entitle them to be paid out of our assets available for distribution before any distribution is made to the holders of common stock and/or rights to participate ratably with the common stock in any such distribution.

Indemnification

        Under Section 1746 of the BCL, a Pennsylvania corporation is authorized to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our bylaws substantively provide that we will indemnify our officers and directors and, to the extent authorized by our board of directors, our employees and agents, to the fullest extent authorized by law, including Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its bylaws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to federal, state or local law. Our bylaws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

        Our bylaws provide that each person who is or was serving as a director or officer of the corporation, or any person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be entitled to indemnification as and to the fullest extent permitted by law, including the BCL or any successor statutory provision, as from time to time amended.

        Our bylaws also provide that we may maintain an insurance policy which insures any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the BCL.

        In addition, we have indemnification agreements with our directors and contractual indemnification obligations to certain of our officers, which provide that we will indemnify such persons against any and all expenses, liabilities and losses incurred by such person in connection with any threatened, pending or completed action, suit, proceeding or investigation to which such person was or is a party, or is threatened to be made a party, because such person is or was a director or officer of our company or of any of our subsidiaries, or served at our request as a director, officer, trustee, employee or agent of another entity, provided generally that such proceeding was authorized by our board of directors.

Miscellaneous

        The holders of shares of our common stock do not have preemptive rights or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. Holders of fully paid shares of common stock are not subject to any liability for further calls or assessments.

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is American Stock Transfer and Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and its telephone number at this location is (212) 509-1745. The transfer agent and registrar of our preferred stock will be designated in the prospectus supplement through which such preferred stock is offered.

Listing

        Our common stock is listed on The NASDAQ Stock Market under the symbol "MYL."

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities which may be senior or subordinated and may be convertible or exchangeable. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon, as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and the following description.

Debt Securities

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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  title and aggregate principal amount;

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  whether the securities are subject to subordination and applicable subordination provisions, if any;

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  conversion or exchange into any securities or property;

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  percentage or percentages of principal amount at which such securities will be issued;

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  issuance date;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

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  whether, to what extent and by what entities, if any, the payment of interest, premium (if any) and principal on the debt securities will be guaranteed;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such securities will be issued;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary(ies) for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

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  securities exchange(s) on which the securities will be listed, if any;

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  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance of securities of the series;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  provisions, if any, granting special rights upon the occurrence of specified events;

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  any restriction of transferability of the series; and

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  additional terms not inconsistent with the provisions of the indenture.

        In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

        The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the common stock, preferred stock or any series of debt securities and selling shareholders may sell common stock being offered hereby in one or more of the following ways from time to time:

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  to underwriters or dealers for resale to the public or to institutional investors;

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  directly to institutional investors;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents to the public or to institutional investors; or

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  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

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  the offering terms, including the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the net proceeds to be received by us or selling shareholders from the sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange on which the securities may be listed.

        If we or selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

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  privately negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If indicated in an applicable prospectus supplement, we or selling shareholders may sell the securities and selling shareholders may sell common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or selling shareholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or selling shareholders and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us or selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or selling shareholders in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on The NASDAQ Stock Market. Any common stock sold will be listed on The NASDAQ Stock Market, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us or selling shareholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Christopher J. Frenie, Esq., Counsel, Corporate and Securities, of Mylan Inc. Mr. Frenie is a participant in an employee benefit plan offered by us. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Mr. Frenie and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Current Report of Mylan Inc. on Form 8-K filed on May 28, 2013, and the effectiveness of Mylan Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

MYLAN INC.

$              % Senior Notes due
$              % Senior Notes due
$              % Senior Notes due
$              % Senior Notes due

PROSPECTUS SUPPLEMENT

Dated November      , 2013

BofA Merrill Lynch
J.P. Morgan
Morgan Stanley

Citigroup
Credit Suisse
Goldman, Sachs & Co.